EXHIBIT 10.67

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such omissions are designated as ***.

LICENSE AGREEMENT

by and between

UNIGENE LABORATORIES, INC.

and

TARSA THERAPEUTICS, INC.

- ii -

- iii -

LIST OF SCHEDULES

Schedule 1	Assigned Contracts

Schedule 2	Licensed Patents

Schedule 3	*** Specifications

Schedule 4	Development Timeline

Schedule 5	Form of Calcitonin IND Assignment

Schedule 6	Assigned Contracts Consents

Schedule 7	Unigene Knowledge List

LICENSE AGREEMENT

This License Agreement (this “Agreement”), dated as of October 19, 2009 (the “Effective Date”), is made by and between Unigene Laboratories Inc., a Delaware corporation with a place of business at 81 Fulton Street, Boonton, NJ 07005 USA (“Unigene”), and Tarsa Therapeutics, Inc., a Delaware corporation with a place of business at Old City Hall, 45 School Street, Boston MA 02108 (“Tarsa”). Unigene and Tarsa are each hereinafter referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Unigene Controls (as defined below) certain proprietary technology related to the manufacture and delivery of peptide-based drugs, including calcitonin and ***;

WHEREAS, the Parties have entered into that certain Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”), pursuant to which Unigene is acquiring shares of common stock of Tarsa, as provided therein; and

WHEREAS, pursuant to the Contribution Agreement, Unigene has agreed to grant to Tarsa certain exclusive and non-exclusive licenses to develop, test, manufacture, use and sell the Licensed Products in the Territory (each as defined below), on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Defined Terms. The following terms shall have the meanings set forth below:

“Affiliate” means, with respect to a Party, any corporation, firm, limited liability company, partnership or other legal entity that controls, is controlled by or is under common control with such Party, where “control” means, for purposes of this definition, (a) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities (or such lesser percentage which is the maximum allowed by a foreign corporation in a particular jurisdiction); (b) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities; or (c) the ability to direct the affairs of any such entity. For purposes of this Agreement, notwithstanding anything to the contrary herein, neither Unigene nor any other shareholders of Tarsa shall be deemed to be an Affiliate of Tarsa, other than a holder of all of the outstanding capital stock of Tarsa.

“Agent” has the meaning set forth in Section 2.5(b).

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Amidating Enzyme” means a recombinant enzyme used to convert non amidated peptides or proteins to amidated peptides or proteins.

“Assigned Contracts” means all agreements between Unigene and a Third Party in effect on the Effective Date that solely relate to the development of Licensed Calcitonin Products, as listed on Schedule 1, Part I, but excluding, for avoidance of doubt, those agreements listed on Schedule 1, Part II.

“Assigned Contract Party” means, with respect to each Assigned Contract, each Third Party counterparty and its affiliates, if applicable, to such Assigned Contract.

“Assignment Agreement” has the meaning set forth in Section 3.1(f).

“Bankruptcy Code” has the meaning set forth in Section 9.8.

“Calcitonin API” means *** calcitonin or *** calcitonin.

“Calcitonin API Specifications” means the API Specifications, as defined in the CM Agreement.

“Calcitonin *** Product” means any product that comprises a Calcitonin Product and *** that is not a Calcitonin Product.

“Calcitonin IND” means Unigene’s Investigational New Drug Application No. *** and any foreign counterparts, including ***.

“Calcitonin-*** Combination Product” means a Calcitonin Combination Product comprised of the Calcitonin Product and at least one ingredient that is a *** agent.

“Calcitonin Product” means the oral drug product in development by Unigene as of the Effective Date, and ***, containing (a) Calcitonin API as its sole pharmacologically active ingredient, or (b) any *** form of Calcitonin API as its sole pharmacologically active ingredient.

“CM Agreement” has the meaning set forth in Section 2.3(a).

“Collaboration Improvements” means all Technology and other intellectual property, whether or not patentable, that are conceived of, discovered, developed or authored after the Effective Date (a) in the course of performing activities under, or in connection with, this Agreement by or on behalf of a Party, whether alone or together with the other Party or Third Parties, or (b) by or on behalf of Tarsa, whether alone or together with Unigene or Third Parties, whether or not in connection with this Agreement, in each case that relate to or are an improvement to or derivative of any Licensed IP or Confidential Information of Unigene. For purposes of this definition, a Party shall be deemed to have conceived, discovered, developed or authored Technology or any other intellectual property if at least one individual or individuals under an obligation to assign their rights to such Technology or intellectual property to such Party and/or its Affiliates was involved in such conception, discover, development or authoring.

“Collateral Assignment” has the meaning set forth in Section 2.5(b).

“Combination Product” means the Calcitonin *** Product and *** Product.

“Commercially Reasonable Efforts” means, for each Party, the carrying out of obligations in a diligent and sustained manner using such effort and employing such resources as would normally be exerted or employed by a similarly-situated pharmaceutical company for a product of similar market potential, and at a similar stage of its development or product life, taking into consideration safety and efficacy, development costs, operating costs, the anticipated prescription label, the nature of the Licensed Product, the clinical setting in which it is expected to be used, competitiveness of the marketplace, regulatory environment, the patent or other proprietary position of the Licensed Product, and other conditions then prevailing. Commercially Reasonable Efforts shall be determined country-by-country.

“Confidential Information” means, with respect to a Party, all proprietary or confidential information and materials (whether or not patentable) disclosed by one Party to the other, including all trade secrets, processes, formulae, data, know-how, improvements, inventions, chemical or biological materials, assays, techniques, marketing plans, strategies, and customer lists, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by the disclosing Party in oral, written, graphic, or electronic form. All submissions to Regulatory Authorities, Regulatory Approvals and data that are or will be assigned to Tarsa hereunder shall be deemed Confidential Information of Tarsa.

“Contribution Agreement” has the meaning set forth in the recitals hereof.

“Control” or “Controlled” means with respect to any Technology or Patent Rights, the ownership by a Party of rights in and to such Technology or Patent Rights, or the possession by a Party of rights under such Technology or Patent Rights, such that it has the right to grant the licenses or sublicenses to such Technology or Patent Rights as provided for herein, in each case without violating the terms of, or increasing the amount of any payments required under (other than requiring such Party to pay the applicable Third Party a portion of any royalties, milestone payments or other consideration received by such Party (but not any upfront payments) required to be paid by such Party to such Third Party, in accordance with the terms of the then-current arrangement or agreement between such Party and such Third Party), any arrangement or agreements between such Party and any other Person, and with respect to such rights obtained from a third party, for as long as such rights from such third party are in effect. In the event that Unigene or any of its Affiliates is acquired by or merges with any Person, the term “Control” shall not include any Technology or Patent Rights owned or Controlled by such Person or any of the Affiliates of such Person (other than Unigene and Unigene’s Affiliates immediately prior to such acquisition) unless such Person otherwise agrees in writing.

“Cover” means, with respect to any Patent Rights, that the manufacture, use, offer for sale, sale or import of any article or composition of matter, or the practice of any process or method, infringes at least one (1) Valid Claim of such Patent Rights.

“CPI” means the Consumer Price Index for All Urban Consumers (CPI-U), as published by the Bureau of Labor Statistics, U.S. Department of Labor, or any replacement index if applicable.

“Development Timeline” has the meaning set forth in Section 3.1(a).

“Effective Date” has the meaning set forth in the introductory paragraph hereof.

“Effective Time” has the meaning set forth in the Assignment Agreement.

“EMEA” means the European Medicines Agency and any successor agency or authority thereto.

“FDA” means the United States Food and Drug Administration and any successor agency or authority thereto.

“First Commercial Sale” means, with respect to a Licensed Product, the date of the first arm’s length transaction, transfer or disposition for value to a Third Party of such Licensed Product by or on behalf of Tarsa or any Affiliate or Sublicensee of Tarsa.

“Field” means all uses, including the prevention, treatment, diagnosis or control of any disease, disorder or condition in humans and animals, but excluding the Unigene Field. For the avoidance of doubt, the Field shall include the use of all Fixed Dose Combinations of drugs other than those combinations specifically included within the Unigene Field.

“Fixed Dose Combination” means a fixed proportion of two (2) or more active pharmaceutical ingredients in one (1) pill, capsule, tablet or other oral preparation.

“FTE Rate” has the meaning set forth in Section 2.7.

“Gilligan” means James Gilligan, an individual employed separately by both Unigene and Tarsa on the Effective Date.

***

***

***

*** has the meaning set forth in Section 2.4.

*** Agreement” has the meaning set forth in Section 2.4.

“Improvements” means, individually and collectively, each of the Collaboration Improvements, Unigene Sole Improvements, Tarsa Sole Improvements and Joint Improvements, as the context requires.

“Indemnifying Party” has the meaning set forth in Section 8.4.

“Indemnitee” means any Person indemnified under Section 8.4.

“Intermediates” means any Calcitonin API precursors generated during the process of manufacturing Calcitonin API.

“IP Term” means (a) with respect to the Calcitonin Product *** the period commencing on the Effective Date and ending *** years after the Effective Date, and (b) with respect to Calcitonin *** Product, the period commencing on the Effective Date and ending *** years after the Effective Date.

“Joint Improvements” means all Technology and other intellectual property, whether or not patentable, that are conceived of, discovered, developed or authored after the Effective Date in the course of performing activities under, or in connection with, this Agreement jointly by or on behalf of both Parties, other than the Collaboration Improvements; provided, however, that notwithstanding the foregoing, any Technology or other intellectual property that is conceived of, discovered, developed or authored by Gilligan after the Effective Date in the course of performing activities under, or in connection with, this Agreement, other than Collaboration Improvements, shall be deemed to be a Joint Improvement. For purposes of this definition, a Party shall be deemed to have conceived, discovered, developed or authored Technology or any other intellectual property if at least one individual or individuals under an obligation to assign their rights to such Technology or intellectual property to such Party and/or its Affiliates was involved in such conception, discover, development or authoring.

“Lending Parties” means Victory Park Management, LLC and Victory Park Special Situations Master Fund, Ltd., and their successors and assignees under the VPC Financing Agreement.

“Liability” means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, potential, contingent or otherwise, and whether due or to become due, including any liability for taxes.

“License” has the meaning set forth in Section 2.1.

“Licensed Calcitonin Formulation IP” means the Licensed Calcitonin Formulation Know-How and Licensed Calcitonin Formulation Patent Rights.

“Licensed Calcitonin Formulation Know-How” means the (a) Technology Controlled by Unigene or its Affiliates as of the Effective Date or during the IP Term that is Necessary for the development, testing, manufacture, use or sale of the Licensed Calcitonin Product and (b) the Technology comprised within the Collaboration Improvements and the Unigene Sole Improvements, to the extent Controlled by Unigene or its Affiliates during the Term, in each case that is Necessary or useful for the development, testing, manufacture, use or sale of the Licensed Calcitonin Product.

“Licensed Calcitonin Formulation Patent Rights” means (a) the Patent Rights Controlled by Unigene or its Affiliates as of the Effective Date or during the IP Term, including those that are listed in Schedule 2 to this Agreement, that Cover the Licensed Calcitonin Product and are Necessary for the development, testing, manufacture, use or sale of the Licensed Calcitonin Product, (b) any continuations, continuations-in-part and divisionals of such Patent Rights that are filed after the Effective Date and patents issuing from such applications, in each case to the extent claiming priority from such Patent Rights, (c) all reissues, reexaminations, extensions and foreign counterparts of the Patent Rights specified in clauses (a) and (b) above that are issued or granted after the Effective Date and (d) any Patent Rights Controlled by Unigene or its Affiliates during the Term that Cover the Collaboration Improvements or the Unigene Sole Improvements and which are Necessary or useful for the development, testing, manufacture, use or sale of the Licensed Calcitonin Product.

“Licensed Calcitonin IP” means the Licensed Calcitonin Formulation IP and the Licensed Calcitonin Manufacturing IP.”

Licensed Calcitonin Manufacturing IP” means the Licensed Calcitonin Manufacturing Know-How and the Licensed Calcitonin Manufacturing Patent Rights.

“Licensed Calcitonin Manufacturing Know-How” means (a) the Technology Controlled by Unigene or its Affiliates as of the Effective Date or during the IP Term that are Necessary for the manufacture of Calcitonin API, Amidating Enzyme or any Intermediates, including the Technology licensed to *** under the *** License Agreement as of the Effective Date, at such time as such Technology becomes Controlled by Unigene during the Term, and (b) the Technology comprised within the Collaboration Improvements or the Unigene Sole Improvements, to the extent Controlled by Unigene or its Affiliates during the Term, which are Necessary or useful for the manufacture of Calcitonin API, Amidating Enzyme or any Intermediates.

“Licensed Calcitonin Manufacturing Patent Rights” means (a) the Patent Rights Controlled by Unigene or its Affiliates as of the Effective Date or during the IP Term, including those that are listed in Schedule 2 to this Agreement, including the Technology licensed to *** under the *** License Agreement as of the Effective Date, at such time as such Technology becomes Controlled by Unigene during the Term, in each case that Cover and are Necessary for the manufacture of Calcitonin API, Amidating Enzyme or any Intermediates, (b) any continuations, continuations-in-part and divisionals of such Patent Rights that are filed after the Effective Date and patents issuing from such applications, in each case to the extent claiming priority from such Patent Rights, (c) all reissues, reexaminations, extensions and foreign counterparts of the Patent Rights specified in clauses (a) and (b) above that are issued or granted after the Effective Date and (d) any Patent Rights Controlled by Unigene or its Affiliates during the Term that Cover the Collaboration Improvements or the Unigene Sole Improvements and which are Necessary or useful for the manufacture of Calcitonin API, Amidating Enzyme or any Intermediates.

“Licensed Calcitonin Patent Rights” means the Licensed Calcitonin Formulation Patent Rights and the Licensed Calcitonin Manufacturing Patent Rights.

“Licensed Calcitonin Product” means, individually and collectively, the Calcitonin Product and Calcitonin *** Product, each in finished pharmaceutical form suitable for oral administration.

“Licensed IP” means the Licensed Calcitonin IP and the Licensed *** IP.

“Licensed Patent Rights” means the Licensed Calcitonin Patent Rights and the Licensed *** Patent Rights.

“Licensed Products” means the Licensed Calcitonin Product and the Licensed *** Product.

“Licensed *** IP” means the Licensed *** Know-How and the Licensed *** Patent Rights.

“Licensed *** Know-How” means (a) the Technology Controlled by Unigene or its Affiliates as of the Effective Date or during the IP Term that is Necessary for the manufacture of ***, including the Technology licensed to *** under the *** Agreement as of the Effective Date, at such time as such Technology becomes Controlled by Unigene during the Term, and (b) the Technology comprised within the Collaboration Improvements or the Unigene Sole Improvements, to the extent Controlled by Unigene or its Affiliates during the Term, in each case that is Necessary or useful for the manufacture of ***. “Licensed *** Know-How” excludes the *** IP.

“Licensed *** Patent Rights” means (a) the Patent Rights Controlled by Unigene or its Affiliates as of the Effective Date or during the IP Term, including those that are listed in Schedule 2 of the Agreement, and the Patent Rights licensed to *** under the *** Agreement as of the Effective Date, at such time as such Patent Rights become Controlled by Unigene, that Cover and are Necessary for the manufacture of ***, (b) any continuations, continuations-in-part and divisionals of such Patent Rights that are filed after the Effective Date and patents issuing from such applications, in each case to the extent claiming priority from such Patent Rights, (c) all reissues, reexaminations, extensions and foreign counterparts of the Patent Rights specified in clauses (a) and (b) above that are issued or granted after the Effective Date and (d) any Patent Rights Controlled by Unigene and its Affiliates during the Term that Cover the Collaboration Improvements or the Unigene Sole Improvements and which are Necessary or useful for the manufacture of ***. “Licensed *** Patent Rights” excludes the *** IP.

“Licensed *** Product” means, individually and collectively, the *** Product and *** Product, each in finished pharmaceutical form.

“Licensed Tarsa Improvements” means the Tarsa Sole Improvements Controlled by Tarsa and its Affiliates during the Term that are Necessary for the development, testing, manufacture, use or sale of the products included in the Unigene Field.

“Lien” means any lien, statutory lien, pledge, mortgage, deed of trust, security interest, charge, covenant, claim, restriction, right, option, conditional sale or other title retention agreement, or encumbrance of any kind or nature.

“Manufacturing Commencement Date” has the meaning set forth in Section 2.3(a).

“Necessary” means, (a) with respect to the rights granted to Tarsa hereunder, intellectual property that is necessary (i) to develop, test, manufacture, use or sell the Licensed Calcitonin Product as it exists on the Effective Date, to the extent necessary to obtain or maintain Regulatory Approval for such Licensed Calcitonin Product as required by a Regulatory Authority, (ii) to develop, test, manufacture, use, sell or obtain or maintain Regulatory Approval for any Calcitonin *** Product, (iii) to manufacture *** as it is manufactured by Unigene as of the Effective Date and (iv) to manufacture Calcitonin API as it is manufactured by Unigene as of the Effective Date and, (b) with respect to the rights granted to Unigene hereunder, intellectual property that is necessary to develop, test, manufacture, use, sell or obtain or maintain Regulatory Approval of an oral calcitonin product in the Unigene Field.

“Net Sales” means the gross invoiced sales price for all Licensed Products sold by Tarsa, its Affiliates or Sublicensees to unrelated Third Parties throughout the Territory, less the following customary and reasonable amounts incurred or paid by Tarsa or its Affiliates or Sublicensees with respect to sales of Licensed Products to the extent specifically related to such Licensed Products and taken by the selling person or otherwise paid for or accrued by the selling person: (a) trade, cash and quantity discounts or rebates actually allowed or taken; (b) credits or allowances actually given or made for rejection or return of previously sold Licensed Products or for rebates or retroactive price reductions (including Medicare, Medicaid and similar types of rebates and chargebacks); (c) any charges for insurance, freight, and other transportation costs directly related to the delivery of Licensed Products to the extent itemized separately, included in the gross invoiced sales price and paid by the purchaser of Licensed Products; (d) credits or allowances given or made for indigent patient programs used by Tarsa for Licensed Products; and (e) any sales and excise taxes and other taxes levied on or measured by the billing amount, other than franchise or income tax of any kind whatsoever. Such amounts shall be determined from the books and records of Tarsa, which shall be maintained in accordance with United States generally accepted accounting principles.

Notwithstanding the foregoing, the following shall not be included in Net Sales: (1) Tarsa’s or any of its Affiliates’ or Sublicensee’s transfer of Licensed Products to another Tarsa Affiliate that are subsequently sold to unrelated Third Parties, (2) Licensed Products provided by Tarsa or its Affiliates for administration to patients enrolled in clinical trials or distributed through a not-for-profit foundation at no charge to eligible patients, provided that Tarsa, its Affiliates and Sublicensees receive no consideration from such clinical trials or not-for-profit foundation for such use of Licensed Products and (3) Licensed Products used as samples to promote additional Net Sales, in amounts consistent with normal business practices in the industry for similar products with similar indications.

Notwithstanding the foregoing, in the event a Licensed Product is sold as a Combination Product in a country, Net Sales shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the gross invoice price of the Licensed Product when sold separately in such country, and B is the gross invoice price of the other clinically active prophylactic or therapeutic product(s) included in the Combination Product when sold separately in such country. In the event no such separate sales are made by Tarsa or its Affiliates or Sublicensees in such country, Net Sales of the Combination Product shall be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such Combination Product, which shall be based upon the respective cost of goods sold of the active components of such Combination Product.

*** has the meaning set forth in Section 2.3(a).

*** Drug Products” has the meaning set forth in the *** License Agreement.

*** License Agreement” has the meaning set forth in Section 2.3(a).

“Party” and “Parties” have the meaning set forth in the introductory paragraph hereof.

“Patent Rights” means all rights arising under patents or patent applications (including any patents issuing therefrom), as well as any continuations, continuations-in-part, divisionals thereof and all reissues, reexaminations and extensions thereof.

“Person” means an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other similar entity or governmental authority.

*** means ***.

*** Product” means any product that comprises a *** Product and at least *** that is not a *** Product.

*** means a product that (a) contains *** supplied by Unigene or manufactured by Tarsa or its Affiliates or Sublicensees under the license granted in Section 2.1 and (b) is administered using the *** licensed from ***.

*** Specifications” means the *** specifications attached hereto as Schedule 3.

*** has the meaning set forth in Section 3.1(h).

*** License Agreement” has the meaning set forth in Section 3.1(h).

*** License” has the meaning set forth in Section 2.1.

*** Patents” has the meaning set forth in Section 2.1.

“Regulatory Approvals” means the technical, medical and scientific licenses, registrations, authorizations and approval required for the manufacture, use, storage, import, transport, marketing, promotion, selling, and placing on the market of a Licensed Product approved by any Regulatory Authority in the Territory. This includes any authorization necessary for the development, manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of the Licensed Products within the Territory.

“Regulatory Authority” means any government authority or agency charged with issuing approvals, licenses, registrations or authorizations necessary for the manufacture, use, storage, import, transport, marketing, promotion, selling, and placing on the market of a Licensed Product in a country in the Territory.

“Regulatory Materials” means all regulatory submissions and applications, Regulatory Approvals, minutes of meetings with Regulatory Authorities, data arising out of pre-clinical and clinical development activities and any other information, documentation, data or materials necessary for obtaining or maintaining Regulatory Approvals, in each case regarding the Calcitonin Product that is a Licensed Calcitonin Product.

“Relinquishing Party” has the meaning set forth in Section 7.2(c).

“Right of Reference” has the meaning set forth in 21 C.F.R. § 314.3(b) and any foreign counterpart to such regulation.

“ROFO/ROFR Agreement” has the meaning set forth in Section 2.5(b).

“Royalty-Bearing Licensed *** Product” shall have the meaning set forth in Section 4.2(c).

“Salmon Calcitonin Materials” means, individually and collectively, the API (“Salmon Calcitonin API”), Intermediate and Amidating Enzyme, as each such term is defined in the *** License Agreement.

“Sandoz” has the meaning set forth in Section 2.3(a).

“Sandoz Agreement” has the meaning set forth in Section 2.3(h).

“SEC” has the meaning set forth in Section 5.1.

“Sublicense” means each sublicense agreement entered into by Tarsa pursuant to Section 2.5.

“Sublicensee” means any Third Party or Affiliate of Tarsa to whom Tarsa grants a Sublicense of the rights granted to Tarsa under this Agreement, as provided under Section 2.5.

“Tarsa” has the meaning set forth in the introductory paragraph hereof.

“Tarsa Sole Improvements” means all Technology and other intellectual property, whether or not patentable, that are conceived of, discovered, developed or authored after the Effective Date in the course of performing activities under, or in connection with, this Agreement, solely by or on behalf of Tarsa, whether alone or together with Third Parties, other than the Collaboration Improvements. For purposes of this definition, Tarsa shall be deemed to have conceived, discovered, developed or authored Technology or any other intellectual property if at least one individual or individuals under an obligation to assign their rights to such Technology or intellectual property to Tarsa and/or its Affiliates was involved in such conception, discover, development or authoring.

“Tarsa Indemnitees” has the meaning set forth in Section 8.4(a).

“Technology” means all cell lines, cell banks, clones, vectors, cassettes, separations, purifications, ideas, inventions, discoveries, biologic materials, data, instructions, formulae, designs, specifications, methods, processes, formulations, techniques, know-how, technical information (including structural and functional information), manufacturing process information, pre-clinical information, clinical information, and any and all proprietary biological, chemical, pharmacological, physical, analytical, toxicological, pre-clinical, clinical, assay, safety, control and manufacturing data and materials. For avoidance of doubt, Technology does not include any trademarks, software or information technology systems.

“Term” has the meaning set forth in Section 9.1.

“Territory” means worldwide, excluding the People’s Republic of China.

“Third Party” means any Person other than Tarsa, Unigene and their respective Affiliates.

“Unigene” has the meaning set forth in the introductory paragraph hereof.

“Unigene-Controlled Patent Rights” has the meaning set forth in Section 7.2(b).

“Unigene Drug Product” has the meaning set forth in the *** License Agreement.

“Unigene Field” means the development and commercialization of any calcitonin product in *** with one (1) or more *** or analogs or derivatives thereof, in each case for the ***.

“Unigene Indemnitees” has the meaning set forth in Section 8.4(b).

“Unigene Patent Rights” has the meaning set forth in the *** License Agreement; provided that, at such time that Unigene Controls the Patent Rights included within such definition, such Patent Rights shall cease to be considered Unigene Patent Rights and, to the extent they would be Licensed Calcitonin Manufacturing Patent Rights, shall be considered Licensed Patent Rights hereunder.

“Unigene’s Knowledge” means the actual knowledge of the individuals listed on Schedule 7 as of the Effective Date.

“Unigene’s Oral Product” has the meaning set forth in the *** License Agreement.

“Unigene Sole Improvements” means all Technology and other intellectual property, whether or not patentable, that are conceived of, discovered, developed or authored after the Effective Date in the course of performing activities under, or in connection with, this Agreement solely by or on behalf of Unigene, whether alone or together with Third Parties, other than Collaboration Improvements. For purposes of this definition, Unigene shall be deemed to have conceived, discovered, developed or authored Technology or any other intellectual property if at least one individual or individuals under an obligation to assign their rights to such Technology or intellectual property to Unigene and/or its Affiliates was involved in such conception, discover, development or authoring.

“Valid Claim” means a claim in an unexpired and issued patent or pending patent application that has not been disclaimed, revoked or held invalid or unenforceable by a final unappealable decision of a government agency or court of competent jurisdiction, or unappealed within the time limit allowed for appeal, or which has not been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer or otherwise; provided that, on a country-by-country basis, a patent application pending for more than *** years from the date of filing of such application as a utility, non-provisional application shall not be considered to have any Valid Claim for purposes of this Agreement from and after such *** year date unless and until a patent with respect to such application issues.

“VPC Financing Agreement” means the Financing Agreement, dated as of September 30, 2008, by and among Unigene and the Lending Parties (as amended, supplemented, restated or otherwise modified from time to time).

Section 1.2. Rules of Construction and Interpretation.

(a) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “any” means “any and all” unless otherwise clearly indicated by context. “$” as used in this Agreement means the lawful currency of the United States. Where either Party’s consent is required hereunder, except as otherwise specified herein, such Party’s consent may be granted or withheld in such Party’s sole discretion.

(b) Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any laws herein shall be construed as referring to such laws as from time to time enacted, repealed or amended, (iii) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (v) all references herein to Articles, Sections or Schedules, unless otherwise specifically provided, shall be construed to refer to Articles, Sections and Schedules of this Agreement.

ARTICLE II

GRANT OF RIGHTS

Section 2.1. License to Tarsa. Subject to the terms and conditions of this Agreement, including the performance of Tarsa’s payment obligations hereunder, Unigene grants to Tarsa, and Tarsa accepts, during the Term the following licenses (the “License”):

(a) a royalty-bearing, non-transferable (except as set forth in Section 10.7), sublicenseable (to the extent permitted by Section 2.5) and exclusive *** license, under the Licensed Calcitonin Formulation IP and Unigene’s interest in the Joint Improvements, solely to research, develop, use, sell, offer for sale, import and otherwise commercialize the Licensed Calcitonin Products in the Field in the Territory, provided that the license granted under this Section 2.1(a) does not include the right to manufacture or have manufactured Calcitonin API, which rights are granted under Section 2.1(b);

(b) subject to Section 2.3, a royalty-bearing, non-transferable (except as set forth in Section 10.7), sublicenseable (to the extent permitted by Section 2.5) and co-exclusive license with Unigene, under the Licensed Calcitonin Manufacturing IP and Unigene’s interest in the Joint Improvements, to manufacture and have manufactured Calcitonin API, Amidating Enzyme and Intermediates anywhere in the Territory solely for use in the Licensed Calcitonin Products licensed under Section 2.1(a) above that are researched, developed or commercialized by Tarsa, its Affiliates or sublicensees;

(c) subject to Section 2.4, a royalty-bearing, non-transferable (except as set forth in Section 10.7), sublicenseable (to the extent permitted by Section 2.5) and non-exclusive license, under the Licensed *** IP and Unigene’s interest in the Joint Improvements, solely to manufacture and have manufactured Licensed *** Products in the Territory; and

(d) a royalty-free, non-transferable (except as set forth in Section 10.7), sublicenseable (to the extent permitted by Section 2.5) and non-exclusive license under the *** solely to research, develop, manufacture, have manufactured, use, sell, offer for sale, import and otherwise commercialize Licensed *** Products in the Field in the Territory.

Notwithstanding anything to the contrary herein, Unigene reserves all rights in and to, and Tarsa receives no license hereunder to, the Licensed IP in the Unigene Field, and except as expressly provided hereunder, Unigene reserves all rights in and to the Licensed IP. For avoidance of doubt, Tarsa’s rights under Section 2.1(c) to manufacture and have manufactured *** are granted only with respect to the right to manufacture or have manufactured *** for use in the Licensed *** Product in the Field in the Territory. No license is granted by Unigene hereunder with respect to any Patent Rights or Technology that cover any therapeutic, prophylactic or diagnostic ingredient or component other than Calcitonin API and ***, and no license is granted by Unigene hereunder with respect to any *** other than ***.

Tarsa shall not use the Licensed IP for any purpose except as expressly set forth in this Agreement. Tarsa’s rights under the License are limited to the Territory, and Tarsa shall not, directly or indirectly, (i) seek customers for any Licensed Product outside the Territory, (ii) sell any Licensed Product to customers outside of the Territory or market or sell any Licensed Product for use in the Unigene Field, (iii) sell any Licensed Product to customers within the Territory or in the Field if Tarsa knows or believes that such customers will sell, ship or otherwise distribute any Licensed Product to jurisdictions outside of the Territory or use any Licensed Product in the Unigene Field or (iv) otherwise establish a distribution or sales network for any Licensed Product outside the Territory. Likewise, Unigene shall not, directly or indirectly, (A) seek customers for any Licensed Product inside the Territory other than in the Unigene Field, (B) sell any Licensed Product to customers inside of the Territory, other than in the Unigene Field, or market or sell any Licensed Product for use in the Field, (C) sell any Licensed Product to customers outside the Territory or in the Unigene Field if Unigene knows or believes that such customers will sell, ship or otherwise distribute any Licensed Product to jurisdictions inside of the Territory to use any Licensed Product in the Field or (D) otherwise establish a distribution or sales network for any Licensed Product inside the Territory, other than in the Unigene Field. Notwithstanding anything to the contrary herein, Tarsa’s rights under the License to any Patent Rights included in the Licensed IP that derive from the license to certain patents (the *** Patents”) granted to Unigene by the *** (the *** License”) shall be non-exclusive and are limited to the United States.

Section 2.2. License to Unigene. Subject to the terms and conditions of this Agreement, Tarsa grants to Unigene, and Unigene accepts, during the Term, (a) a non-exclusive, royalty-free, worldwide, non-transferable (except as set forth in Section 10.7), sublicenseable (to the extent permitted by Section 2.5(c)) license under the Licensed Tarsa Improvements and Tarsa’s interest in the Joint Improvements solely to research, develop, manufacture, have manufactured, use, sell, offer for sale, import and otherwise commercialize products in the Unigene Field, and (b) a non-exclusive, non-transferable (except as set forth in Section 10.7), non-sublicenseable (except as permitted by Section 2.5(c)) and royalty-free license under each of the rights exclusively licensed to Tarsa under Section 2.1, solely to perform its obligations under this Agreement.

Section 2.3. Manufacturing of Calcitonin API.

(a) ***. Accordingly, Tarsa agrees that the license granted pursuant to Section 2.1(b) shall not be effective with respect to the Salmon Calcitonin Materials until, and Tarsa shall not manufacture or have manufactured any Salmon Calcitonin Materials under this Agreement, nor shall Tarsa exercise any rights granted to it hereunder with respect to the Licensed Calcitonin Manufacturing IP relating to the Salmon Calcitonin Materials, until *** (each such date, the “Manufacturing Commencement Date”). ***. Notwithstanding the foregoing, Tarsa shall not be precluded under this Agreement from entering into a direct supply agreement for Salmon Calcitonin API with Sandoz for use in the Licensed Calcitonin Product (the “Sandoz Agreement”). Tarsa shall use Commercially Reasonable Efforts to provide that the Sandoz Agreement shall (i) protect the confidentiality of all Unigene Confidential Information that may be disclosed to or used by Sandoz or Tarsa on terms at least as protective as those set forth in the CM Agreement, (ii) preserve for Unigene ownership of any improvements made in connection with the Sandoz Agreement that would be owned by Unigene if made under the CM Agreement, (iii) preserve for Unigene license rights to improvements made in connection with the Sandoz Agreement that would be licensed to Unigene if made under the CM Agreement, and (iv) provide that Tarsa has assumed Unigene’s minimum purchase obligations under Section 4(3) of the CM Agreement. Tarsa will provide Unigene with a copy of the proposed Sandoz Agreement, in substantially final form, and Unigene shall have *** to review such proposed Sandoz Agreement and to provide Tarsa with comments with respect to the matters addressed in the foregoing, which comments Tarsa shall duly and reasonably consider and discuss with Unigene, but shall thereafter be free to accept or reject such comments in its sole discretion. Until the Manufacturing Commencement Date, unless Tarsa has entered into the Sandoz Agreement, Tarsa shall order all of its requirements for Salmon Calcitonin API for use in the Licensed Calcitonin Product from Sandoz through Unigene, to the extent required by and subject to the terms of this Section 2.2 and the CM Agreement.

(b) Tarsa shall submit forecasts and firm orders for Salmon Calcitonin API to Unigene pursuant *** acknowledges and agrees that such forecasts and orders shall be binding upon Tarsa in the manner specified in the CM Agreement. ***.

(c) The prices charged to Tarsa by Unigene for Salmon Calcitonin API shall be ***.

(d)***.

(e) Unigene shall have no liability or responsibility for any Salmon Calcitonin API ordered by or delivered to Tarsa, other than to submit Tarsa’s forecasts and orders for Salmon Calcitonin API to Sandoz, provided that (i) Unigene shall be liable for any failure to accurately and correctly perform analysis of samples for compliance with the Calcitonin API Specifications, provided that, in the event of a dispute between Unigene and Tarsa regarding such analysis, the accuracy and correctness of such analysis shall be determined in accordance with the procedures outlined in Section 22(4) of the CM Agreement (with Tarsa having the same rights under this Agreement as Unigene has under the CM Agreement), ***. Upon Tarsa’s receipt of Regulatory Approval by the FDA or EMEA for the Licensed Calcitonin Product, Tarsa shall be required, unless otherwise agreed to by the Parties, to purchase a minimum quantity of *** of Salmon Calcitonin API per calendar year or pay the corresponding amount to Unigene for payment to Sandoz to the extent required by the CM Agreement.

(f)***.

(g) Unigene agrees that during the Term:

(i) Unigene shall use Commercially Reasonable Efforts to fulfill its obligations under the CM Agreement to the extent that failure to do so would adversely affect Tarsa or its rights hereunder, except where due to an act or omission of Tarsa;

(ii) Unigene shall not enter into any subsequent agreement with Sandoz that modifies or amends the CM Agreement in any way that would materially and adversely affect Tarsa’s rights or economic interest under this Agreement without Tarsa’s prior written consent, and shall provide Tarsa with a copy of all modifications to or amendments of the CM Agreement, regardless of whether Tarsa’s consent was required with respect thereto;

(iii) Unigene shall not terminate the CM Agreement in whole or in part, directly or indirectly, without Tarsa’s prior written consent if such termination would materially and adversely affect Tarsa’s license granted hereunder;

(iv) Unigene shall promptly furnish Tarsa with copies of all material communications Unigene receives from Sandoz under the CM Agreement that directly relate to the supply of Salmon Calcitonin API to Tarsa pursuant to this Agreement, except where such disclosure is prohibited by the CM Agreement, in which case Unigene shall seek from Sandoz permission to make such disclosure to Tarsa;

(v) Unigene shall promptly furnish Tarsa with copies of all material reports and other communications that Unigene furnishes to Sandoz that directly relate to the supply of Salmon Calcitonin API to Tarsa pursuant to this Agreement; and

(vi) Unigene shall furnish Tarsa with copies of all notices received by Unigene relating to any alleged breach or default by Unigene under the CM Agreement within *** business days after Unigene’s receipt thereof and, if Unigene cannot or chooses not to cure or otherwise resolve any such alleged breach or default, Unigene shall so notify Tarsa within *** business days thereafter.

(h) Notwithstanding anything to the contrary contained in this Agreement, the terms of Section 2.2(b) through Section 2.2(g) shall be in effect only until Tarsa enters into the Sandoz Agreement. Upon the execution of the Sandoz Agreement, Tarsa shall no longer be obligated to order any of its requirements for Salmon Calcitonin API through Unigene and neither Party shall be thereafter required to comply with any provisions in Section 2.2(b) through Section 2.2(g). However, following the execution of the Sandoz Agreement, the provisions of Section 2.2(a) shall remain in effect.

(i) ***.

(j) Tarsa acknowledges that neither Sandoz nor Unigene currently manufactures or has any plan to manufacture Calcitonin API that is ***. Accordingly, if Tarsa wishes to have such *** manufactured and supplied by Unigene pursuant to this Agreement, Tarsa shall so notify Unigene in writing and the Parties shall discuss and negotiate in good faith any additional terms or conditions necessary for the manufacture and supply by Unigene of such *** calcitonin.

Section 2.4. Licensed *** Product.

(a) Tarsa acknowledges that Unigene has entered into a license agreement with ***, dated *** (the *** Agreement”) pursuant to which Unigene has licensed *** certain intellectual property rights relating to ***. *** Section 2.1(c). The license granted under Section 2.1(c) shall not be effective, and Tarsa shall not exercise any rights granted under Section 2.1(c) or any other rights hereunder with respect to the Licensed *** IP, until Unigene provides Tarsa with written notice that ***.

(b) Subject to this Section 2.4(b), Unigene shall supply such reasonable quantities of *** in bulk form either out of its inventory of *** existing at the Effective Date or manufactured by Unigene for Tarsa, at Tarsa’s sole discretion, as shall be reasonably requested by Tarsa from time to time solely for Tarsa’s use in research and development of the Licensed *** Product through clinical trials. Tarsa agrees that if it uses the *** supplied by Unigene for any purpose other than in the research and development of the Licensed *** Product, then *** shall have the right to enforce this Section 2.4(b) of this Agreement on behalf of Unigene with respect to such misuse of the *** supplied by Unigene. Such ***, if ordered from Unigene’s inventory, shall be delivered to Tarsa within *** days of Unigene’s receipt of Tarsa’s written order therefor, and shall be shipped FOB, Unigene’s facility. If Tarsa requests that *** be manufactured by Unigene, the Parties shall first enter into negotiations to agree upon lead times, delivery schedules, minimum purchase requirements and other matters relevant to Unigene’s manufacture of *** pursuant to this Section 2.4(b). All *** supplied by Unigene to Tarsa under this Agreement shall comply in all material respects with the *** Specifications, Current Good Manufacturing Practices as defined in 21 CFR § 210 et seq. and applicable law. Unigene shall provide Tarsa with certificates of analysis, certificates of compliance and documentation of storage conditions for any *** supplied to Tarsa under this Section 2.4(b). The purchase price for *** shall be *** per gram from Unigene’s inventory. For *** Unigene manufactures for Tarsa pursuant to this Section 2.4(b), the purchase price shall be equal to ***; provided, however, that such purchase price shall in no event, during the *** after the Effective Date, ***, Unigene shall not be required to manufacture *** for Tarsa unless Tarsa agrees to pay ***. Payment shall be made within *** days following receipt of any shipment of *** to Tarsa; provided that such shipment has been accompanied by an invoice for the purchase price and provided further that Tarsa has not rejected the *** in such shipment, which Tarsa may do only in writing within *** days of receipt of such shipment and only if such shipment does not comply in all material respects with the *** Specifications. At Tarsa’s request made at any time, Tarsa and Unigene shall, in good faith, enter into negotiations for a *** supply agreement.

Section 2.5. Right to Sublicense.

(a) Tarsa may sublicense any of the rights granted to it hereunder to any Affiliate or Third Party, including the right to grant further sublicenses, subject to compliance with the terms of this Agreement, except that Tarsa shall not sublicense the technologies described in, or any rights granted hereunder with respect to, the *** Patents except to the extent permitted by the *** License. Not later than *** days prior to granting any Sublicense of its rights under this Agreement to an Affiliate or Third Party, Tarsa shall provide Unigene with a true and correct copy of the proposed Sublicense agreement for Unigene’s review, and Tarsa shall reasonably consider any comments provided by Unigene with respect to such Sublicense agreement; provided, however, that Tarsa shall be permitted to accept or reject any such comments in its sole discretion.

(b) Each Sublicense granted by Tarsa to a permitted Sublicensee pursuant to this Section 2.5 shall be subject and subordinate to the terms and conditions of this Agreement and shall contain terms and conditions consistent with those in this Agreement and shall not in any way diminish, reduce or eliminate any of Tarsa’s obligations under this Agreement. Without limiting the foregoing, each Sublicense agreement with a permitted Sublicensee shall be in writing and shall contain the following provisions: (i) a requirement that such Sublicensee submit applicable sales or other reports consistent with the requirements of this Agreement, (ii) a requirement to keep books and records, and to permit Unigene and any licensor to Unigene to audit (either directly or through an independent auditor) such books and records, consistent with the requirement of this Agreement, (iii) a requirement that such Sublicensee comply with the confidentiality provisions of this Agreement, (iv) a requirement to comply with all other applicable terms of this Agreement, including complying with Unigene’s *** under Section 3.1(a), (v) a requirement that each Sublicensee allow Tarsa and Unigene to inspect its facilities upon reasonable notice consistent with the compliance of the terms and conditions of this Agreement, (vi) a provision specifying that Unigene shall be a third party beneficiary of such Sublicense agreement with the independent right to enforce its terms against the Sublicensee to the extent reasonably necessary to protect Unigene’s rights and (vii) a provision whereby such Sublicensee acknowledges that this Agreement and such Sublicense are subject to the terms and conditions of (A) that certain Collateral Assignment of Agreement, dated as of the Effective Date, by and between Victory Park Management, LLC (“Agent”) and Unigene (as amended, restated, modified or supplemented from time to time, the “Collateral Assignment”) and (B) that certain ROFO/ROFR Agreement, dated as of the Effective Date, by and among Tarsa, Agent, and the “Investors” party thereto (as amended, restated, modified or supplemented from time to time, the “ROFO/ROFR Agreement”). Tarsa shall provide Unigene with a copy of each such executed Sublicense agreement within thirty (30) days after the execution thereof; provided that any such copy may be redacted by Tarsa to the extent that any such redaction does not impair Unigene’s ability to ensure compliance with this Agreement. Tarsa shall diligently enforce compliance by each of its Sublicensees with the applicable Sublicense agreement. Any act or omission of a Sublicensee shall be deemed an act or omission of Tarsa under this Agreement. If Tarsa discovers that a Sublicensee has taken any action or failed to take any action that would, if done so by Tarsa, constitute a breach of this Agreement that continues beyond all applicable grace periods, Tarsa promptly shall notify Unigene thereof, and in addition to taking all actions reasonably necessary to cause the cessation of such breach, Tarsa shall take such remedial action as may be reasonably requested by Unigene, including termination of such Sublicensee’s agreement as reasonably requested by Unigene.

(c) Unigene may sublicense any of the rights granted to it hereunder to any Affiliate or Third Party, including the right to grant further sublicenses, provided that not later than *** days prior to granting any sublicense of its rights under this Agreement to an Affiliate or Third Party, Unigene shall provide Tarsa with a true and correct copy of the proposed sublicense agreement for Tarsa’s review, and Unigene shall reasonably consider any comments provided by Tarsa with respect to such sublicense agreement; provided, however, that Unigene shall be permitted to accept or reject any such comments in its sole discretion.

(d) Notwithstanding anything to the contrary in this Agreement, neither Tarsa nor any of its Affiliates or Sublicensees may sublicense or otherwise convey any rights to or under the Licensed Calcitonin IP to *** or any of *** affiliates for or in connection with any *** Drug Product.

Section 2.6. Marking. Tarsa shall label or mark each Licensed Product or the Licensed Product container or package with the patent number or numbers of any issued or pending Licensed Patent Rights that Cover the Licensed Product. The content, form, location and language used for such marking shall be in accordance with the laws and practices of each country in which the Licensed Products are sold or the patents have issued or are pending.

Section 2.7. R&D Services. Unigene shall use Commercially Reasonable Efforts to provide all research, development, technology transfer and other services relating to the Licensed Products that are agreed to by the Parties pursuant to a written statement of work, as described below, and Tarsa shall pay Unigene ***, for this assistance. If at any time Tarsa desires that Unigene perform such services, including technology transfer services relating to the Licensed Calcitonin Manufacturing IP when the Manufacturing Commencement Date shall have occurred, the Parties shall in good faith negotiate one or more statements of work that set forth the details of the services that would be provided by Unigene, including a description and scope of the particular services to be provided by Unigene, the desired timeframe for such services and the necessary materials and equipment and personnel resources. Unigene shall not be required to provide any such services until the execution of such statement of work by both Parties, unless otherwise required by the terms of this Agreement. All such statements of work shall include a reference to this Agreement and upon execution by both Parties shall become an integral part of, and subject to the terms of, this Agreement. In the event of any conflict between the terms of a statement of work and the terms of this Agreement, the terms of this Agreement shall control. Unless otherwise specifically agreed in a statement of work, all services provided by Unigene to Tarsa under a statement of work shall be provided at a rate of *** per person-year (“FTE Rate”), plus reimbursement of Unigene’s reasonable out-of-pocket Third Party costs and expenses. The FTE Rate shall be ***, and (b)***. Unigene shall keep and maintain timesheets and formal documentation for all work to be reimbursed by Tarsa at the FTE Rate.

Section 2.8. Additional Services. Unigene agrees and acknowledges that Tarsa will hire Gilligan on the Effective Date as Chief Scientific Officer of Tarsa, and initially Tarsa intends to employ Gilligan on a part-time basis of *** of his normal working hours (based on an eight (8) hour work day, Monday through Friday, excluding holidays and vacation time), and that such employment shall not violate Section 2.9 hereof. Tarsa shall be directly responsible to Gilligan for payment of Gilligan’s salary based on his employment with Tarsa. Unigene hereby waives any provision of any agreement between Gilligan and Unigene that would preclude Gilligan from being an employee of Tarsa, including, without limitation, any non-compete provisions of any such agreements. Any employment agreement between Tarsa and Gilligan shall contain a provision pursuant to which Gilligan shall agree not to disclose to Tarsa any confidential information of Unigene or any Third Party with respect to which Gilligan has an obligation to Unigene or such Third Party not to disclose, nor shall Tarsa request Gilligan to disclose such information. Any Improvements made by or contributed by Gilligan while employed by or acting as a consultant of Tarsa shall be owned by the Parties in accordance with the terms of this Agreement. This Section 2.8 is not an agreement for joint employment; the Parties agree that Gilligan shall be employed separately by each Party and that each Party is separately liable for any obligations arising out of that Party’s employment of Gilligan.

Section 2.9. Non-Solicitation. During the Term and for *** years thereafter, neither Party shall solicit for employment any employees of the other Party. For the purposes of this Section 2.9, “solicit” shall mean that a Party shall not initiate any contact or communication for the purpose of inviting or requesting any of the other Party’s employees to become employed by such Party. The foregoing shall not limit a Party’s right to advertise job openings in public media.

Section 2.10. Useful Improvements.

(a) During the IP Term, if Unigene shall Control any rights to Technology or Patent Rights that would be useful for the development, testing, manufacture, use, sale or other commercialization of a Licensed Product and which rights are not included in the license granted to Tarsa under Section 2.1, Unigene promptly shall notify Tarsa thereof in writing. If Tarsa wishes to obtain a license to any such Technology or Patent Rights, Tarsa shall notify Unigene thereof in writing and the Parties agree to engage in good faith negotiation, not to exceed ninety (90) days after receipt of Unigene’s notice unless otherwise mutually agreed to by the Parties, of commercially reasonable terms upon which Unigene would license such Technology or Patent Rights to Tarsa for use with the applicable Licensed Product in the Field in the Territory.

(b) During the period that is *** years after the Effective Date, if Tarsa shall Control any rights to any Tarsa Sole Improvement that would be useful for the development, testing, manufacture, use, sale or other commercialization of products in the Unigene Field and which rights are not included in the license granted to Unigene under Section 2.2, Tarsa promptly shall notify Unigene thereof in writing. If Unigene wishes to obtain a license to any such Tarsa Sole Improvement, Unigene shall notify Tarsa thereof in writing and the Parties agree to engage in good faith negotiation, not to exceed *** days after receipt of Tarsa’s notice unless otherwise mutually agreed to by the Parties, of commercially reasonable terms upon which Tarsa would license such Tarsa Sole Improvement to Unigene for use with products in the Unigene Field.

ARTICLE III

DEVELOPMENT AND COMMERCIALIZATION

OF LICENSED PRODUCTS

Section 3.1. Commercialization.

(a) Tarsa shall be fully responsible for, and shall have full control and authority over, the research, development and commercialization of the Licensed Products and all costs and expenses related thereto, including (i) all activities related to human clinical trials, including the proposed Phase III oral calcitonin clinical trial at all sites, (ii) subject to Section 2.3 and Section 2.4, all activities relating to manufacture and supply of all Licensed Products and (iii) all activities relating to any regulatory filings, registrations, applications and Regulatory Approvals relating to any of the foregoing, in each case in accordance with the Development Timeline. Notwithstanding the foregoing, until such time as Unigene assigns to Tarsa each Calcitonin IND and the Assigned Contracts in accordance with the terms hereof, Unigene shall take all actions in connection with the development of the Licensed Calcitonin Products, including conducting clinical trials and interactions with Regulatory Authorities (which, in the case of correspondence, shall be subject to Tarsa’s prior approval or, in the case of meetings, shall include Tarsa representatives as attendees), as may be reasonably requested by Tarsa at Tarsa’s direction and expense (including payment to Unigene at the FTE Rate for work performed by Unigene and reimbursement of Unigene’s reasonable out-of-pocket expenses); provided that, Unigene shall not be required without its consent to take actions pursuant to this sentence for a period longer than *** days from the Effective Date. The “Development Timeline,” which is attached to this Agreement as Schedule 4 and made an integral part hereof and which may be amended as set forth in this Agreement, sets forth the following timelines for development and commercialization of a Licensed Calcitonin Product: (A) completion of the proposed ***; (B) filing of ***; (C) obtaining of ***; (D) Tarsa’s identification of and ***; and (E) if Tarsa elects not to ***. Tarsa shall own all applications for Regulatory Approval filed by Tarsa or its Sublicensees and all Regulatory Approvals issuing therefrom for the Licensed Products and all data associated therewith. Unigene shall have a *** with respect to the following data and information included in all *** and *** for the Licensed Calcitonin Products obtained or submitted by Tarsa or any Sublicensee and any other *** made by Tarsa or any Sublicensee with respect to the Licensed Calcitonin Products, solely for the purpose of obtaining *** for *** in the *** data. Tarsa promptly will provide, and cause its Sublicensees to provide, a signed statement to effect this ***, if requested by Unigene, in accordance with *** or any foreign counterpart to such ***.

(b) Diligence. Tarsa shall exercise Commercially Reasonable Efforts in evaluating, developing and commercializing the Licensed Calcitonin Products in the Field in the Territory, and in fulfilling its obligations under the Development Timeline, as such may be amended based on the occurrence of an External Factor, as defined below, in accordance with this Section 3.1(b). Tarsa agrees that failure to fulfill its obligation under this Section 3.1(b) will constitute a material breach of this Agreement, except to the extent caused by Unigene’s failure to provide any services required to be provided by Unigene pursuant to a statement of work entered into by the Parties pursuant to Section 2.7 or to comply with any of its obligations under this Agreement. Each date indicated in the Development Timeline (and any subsequent dates) shall be extended automatically to reflect any delay in the achievement of the applicable event attributable to External Factors. For purposes of this Section 3.1(b), an “External Factor” shall mean that one or more of the following events or circumstances has occurred in development, manufacturing or regulatory conditions relating to a Licensed Calcitonin Product that delays the further development of such Licensed Calcitonin Product or results in delayed achievement of the applicable event; provided that (i) such events or circumstances were not caused by the negligent, intentional or fraudulent act or omission of Tarsa or any of its Affiliates or Sublicensees and (ii) Tarsa or its Affiliates or Sublicensees have taken all Commercially Reasonable Efforts to overcome such events or circumstances: (A) ***, if prepared and submitted in accordance with all applicable laws, rules and regulations, *** outside the United States; (B) *** a Licensed Calcitonin Product ***, or by or on behalf of Tarsa or its Affiliates or Sublicensees reasonably based on ***, or by Tarsa’s reasonable *** Licensed Calcitonin Product; (C) ***, as specified in the applicable *** for the Licensed Calcitonin Product; (D) receipt of *** Licensed Calcitonin Product; (E) decisions, communications *** the Licensed Calcitonin Product that ***, including *** the Licensed Calcitonin Product ***; (F) *** the Licensed Calcitonin Product, including *** or any failure by Unigene with respect to its supply obligations hereunder; (G) any material breach by Unigene of its obligations under this Agreement; (H) changes in applicable laws relating to the development or manufacture of a Licensed Calcitonin Product which materially and adversely affect Tarsa’s or its Affiliates’ or Sublicensees’ ability to develop or manufacture the Licensed Calcitonin Product in accordance with the Development Timeline, or (I) other external factors not in the reasonable control of Tarsa or its Affiliates or Sublicensees. External Factors shall be determined on a country-by-country basis. Promptly after learning of the occurrence of an External Factor, Tarsa shall notify Unigene in writing of the External Factor, and shall provide Unigene with all information reasonably requested by Unigene regarding such External Factor and with Tarsa’s plan to overcome such External Factor, which plan shall provide for *** for the Licensed Calcitonin Product, *** as soon as reasonably practicable. The relevant date(s) in the Development Timeline (and any subsequent dates) shall be extended by mutual agreement of the Parties based upon Tarsa’s reasonable assessment of the period of time required to reach the applicable milestone event in light of the relevant External Factors.

(c) Transfer of IND. On the Effective Date, Unigene shall execute and deliver to Tarsa letters addressed to the applicable Regulatory Authority of each country in which Unigene has filed a Calcitonin IND, a form of which, applicable to the United States, is attached hereto as Schedule 5, pursuant to which Unigene assigns, or seeks permission from such Regulatory Authority to assign, to Tarsa each such Calcitonin IND (the “IND Assignments”). Subject to Unigene’s receipt of the payment specified in Section 4.1, Tarsa shall have the right to file the IND Assignments with the applicable Regulatory Authorities or to cause Unigene to file such IND Assignments in those countries where Tarsa is not permitted by such Regulatory Authority to make such filing on Unigene’s behalf. Until such time as the assignment of each Calcitonin IND becomes effective, Unigene hereby grants to Tarsa a Right of Reference in the Field in the Territory to the data included in all regulatory filings by Unigene related to the Licensed Calcitonin Product to the extent necessary or useful to fully exercise the rights granted to Tarsa hereunder. Unigene will provide a signed statement to effect this Right of Reference, if requested by Tarsa, in accordance with 21 C.F.R. § 314.50(g)(3) or any foreign counterpart to such regulation, for the purpose of Tarsa exercising its rights or performing its obligations under this Agreement. Without limiting the foregoing, Unigene agrees to execute, acknowledge and deliver any such further documents and to do such other acts as may be reasonably necessary or reasonably appropriate in order to carry out the purpose and intent of this Section 3.1(c), at Tarsa’s cost and expense, provided that Unigene shall notify Tarsa of any such costs and expenses that Unigene would expect to be incurred prior to taking any such acts, and such costs and expenses shall be approved by Tarsa in writing prior to Unigene’s taking such acts, it being understood that if Tarsa refuses to approve such costs and expenses, Unigene shall have no obligation to take such acts.

(d) Calcitonin API. Unigene shall, upon Tarsa’s written request, use Commercially Reasonable Efforts to provide to Tarsa reasonable quantities of Calcitonin API from Unigene’s current stock of Calcitonin API, or manufacture for Tarsa reasonable quantities of Calcitonin API, for use in research, development and clinical studies for Licensed Calcitonin Products, provided that Unigene shall provide to or manufacture for Tarsa the requested Calcitonin API only to the extent that doing so would not violate the terms of the CM Agreement, including any exclusive purchase obligations thereunder. Any Calcitonin API delivered under this Section 3.1(d) shall, subject to Section 2.3(e), comply in all material respects with Current Good Manufacturing Practices as defined in 21 CFR § 210 et seq., Calcitonin API Specifications as contemplated by Clause 15 of the CM Agreement and applicable law. Unigene shall provide Tarsa with certificates of analysis, certificates of compliance and documentation of storage conditions for any Calcitonin API supplied to Tarsa under this Section 3.1(d). Tarsa shall reimburse Unigene for its manufacture of Calcitonin API under this Section 3.1(d) at *** Calcitonin API.

(e) Data Transfer. Promptly after the Effective Date and subject to Section 2.3 and Section 2.4, Unigene shall provide Tarsa with a copy of (i) all readily available data and other documentation (including Regulatory Materials) under Unigene’s Control that are necessary to obtain or maintain Regulatory Approval of the Calcitonin Product that is a Licensed Calcitonin Product and which Unigene is permitted to disclose to Tarsa and (ii) all Assigned Contracts.

(f) Assignment of Assigned Contracts. On the Effective Date, Unigene shall execute and deliver to Tarsa an instrument of assignment mutually agreed to by the Parties (the “Assignment Agreement”), pursuant to which Unigene shall assign, and Tarsa shall accept, subject to the terms and conditions of such Assignment Agreement, all of Unigene’s right, title and interest in, to and under the Assigned Contracts. Unigene shall maintain all Assigned Contracts in full force and effect until the Effective Time, and Tarsa shall be responsible for amounts required to be paid by Unigene to Third Parties under the Assigned Contracts from the Effective Date until the Effective Time, after which Tarsa shall be responsible for Assumed Liabilities under and in accordance with the Assignment Agreement.

(g) Updates and Reports. In addition to royalty information reports to be provided by Tarsa pursuant to Section 4.5 hereof, Tarsa shall provide Unigene with written semi-annual reports, summarizing Tarsa’s efforts to conduct *** and commercialization of the Licensed Products as contemplated hereunder, provided that Tarsa shall not have to provide such reports or updates with respect to the *** during such time that Unigene is solely responsible for developing *** pursuant to services being provided pursuant to Section 2.7. For the avoidance of doubt, such reports shall at minimum discuss in a reasonably detailed fashion the steps Tarsa has taken in the immediately preceding six (6) months with respect to its obligations under this ARTICLE III. In addition, Tarsa shall provide Unigene with prompt written notice of the occurrence of the First Commercial Sale of each of the Licensed Products. All such reports and updates shall be considered Confidential Information of Tarsa, subject to the terms of ARTICLE V hereof.

(h) ***. If Tarsa wishes to have research services performed on its behalf by ***, pursuant to the ***, dated ***, between Unigene and ***, Tarsa shall notify Unigene thereof and the Parties shall discuss in good faith the terms thereof. Unigene is a party to a ***, dated ***, with ***. As of the Effective Date, there is no intellectual property licensed from *** under the *** License Agreement that will be Necessary or useful for the development, testing, manufacture, use or sale of any Licensed Calcitonin Product in the Field in the Territory. If Unigene becomes licensed under the *** License Agreement and Controls any intellectual property that (i) arose before or during the IP Term or for which an application was filed before or during the IP Term and (ii) is Necessary for the development, testing, manufacture, use or sale of any Licensed Calcitonin Product, then Unigene shall notify Tarsa thereof in writing and, upon Tarsa’s written request, such intellectual property shall be deemed Licensed Calcitonin IP without any further action by the Parties.

(i) ***. Unigene agrees, upon Tarsa’s written request, to use its Commercially Reasonable Efforts, at Tarsa’s expense, to either (A) *** or other conveyance *** under Section 7.2 of the *** Agreement to enable Tarsa to *** and *** (as such terms are defined under the ***) for the *** or (B) waive a portion of Unigene’s right of *** under Section 7.2 of the *** to permit Tarsa *** to *** and *** for the ***, as mutually agreed by the Parties.

Section 3.2. Product Safety. In the event that either Party receives a complaint from a Regulatory Authority or becomes aware of any adverse event regarding a Licensed Product, including receipt of any notice from *** or *** if relating to any components that are common to a Licensed Product and any *** or *** product, of any adverse event regarding a Licensed Product, then such Party immediately shall inform the other Party of the nature of the complaint or such adverse event and the need for resolution. Tarsa shall be solely responsible for the record keeping and timely reporting of all adverse events and other safety related issues relating to the Licensed Products sold by or on behalf of Tarsa or its Sublicensees. In the event of any market withdrawal or recall of any such Licensed Products at the request of any Regulatory Authority, or if Tarsa reasonably believes such action is otherwise warranted, Tarsa shall be solely responsible for such market withdrawal or recall of such Licensed Products sold by or on behalf of Tarsa or its Sublicensees. Subject to the provisions of the CM Agreement, Tarsa shall bear all costs and expenses incurred in connection with such withdrawal or recall (whether or not incurred while this Agreement is in effect), unless and to the extent that such withdrawal or recall is the result of any failure by Unigene to accurately and correctly perform analysis of samples of Calcitonin API for compliance with the Calcitonin API Specifications pursuant to Section 2.3(b). Upon Tarsa’s written request, Unigene shall reasonably cooperate with Tarsa, at Tarsa’s expense, in performing testing and defect analysis of any such Licensed Product that is withdrawn or recalled.

Section 3.3. Coordination of Development Activities. Unigene shall consult with Tarsa prior to undertaking any clinical trials in the Unigene Field, and Tarsa shall consult with Unigene prior to undertaking any clinical trials in the Field, and each Party shall consider the other Party’s comments in good faith; provided, however, that Sublicensees of a Party shall not be obligated to consult with the other Party regarding clinical trials or otherwise be obligated to the other Party pursuant to this Section 3.3.

Section 3.4. Limits on Competing Products.

(a) Tarsa agrees that, during the Term, it shall not, whether on its own or with or for a Third Party, research, develop or commercialize in the Territory any *** product, other than the Licensed Calcitonin Products. Tarsa further agrees that, if Tarsa ***, whether through exercise by Tarsa or its Sublicensees of the licenses granted by Unigene pursuant to Section 2.1(c) or purchase by Tarsa or its Sublicensees of *** through Unigene pursuant to Section 2.4, then Tarsa shall not, during the Term, whether on its own or with or for a Third Party, research, develop or commercialize in the Territory any product *** using such *** other than the ***.

(b) Unigene agrees that, during the Term, it shall not, whether on its own or with or for a Third Party, research, develop or commercialize in the Territory any *** product of any *** or otherwise *** that (i) provides only a *** versus ***, (ii) would obtain *** via any process other than *** of the *** or any foreign counterparts or (iii) *** in each case for the *** other than (A) in the Unigene Field or (B) *** for any research, development or commercialization by *** of the oral calcitonin product currently in Phase III studies conducted by *** on the Effective Date, or as otherwise required under the *** License Agreement (as in effect on the Effective Date).

ARTICLE IV

PAYMENTS AND ROYALTIES.

Section 4.1. Reimbursement for Phase III Trials.

(a) No later than *** after the Effective Date, Tarsa will reimburse Unigene for (i) *** documented out-of-pocket Third Party costs directly related to execution of its Phase III oral calcitonin clinical trial, *** (ii) *** incurred by Unigene before the Effective Date and directly paid by Unigene to *** pursuant to the *** and (iii) *** pursuant to the ***. As of October 15, 2009, the total out-of-pocket costs associated with activities under clause (i) were approximately ***. As of the Effective Date, the *** under clause (ii) are *** and the *** under clause (iii) are ***. For the avoidance of doubt, Tarsa shall be solely responsible for all costs and expenses incurred by Tarsa or Unigene relating to the execution of such Phase III clinical trial described in clause (i) after the Effective Date.

(b) Without limitation of Section 2.7, Tarsa will reimburse Unigene for all *** directly related to (i) the conduct of the Phase III oral calcitonin clinical trial, subject to and in accordance with Section 3.1(a) and (ii) filings for Regulatory Approval made on behalf of Tarsa, subject to and in accordance with Section 3.1(c), in each case that are incurred by Unigene from and after the Effective Date until the Effective Time. Unigene shall obtain Tarsa’s prior approval for any such Third Party costs that are expected to exceed ***.

Section 4.2. Royalties. In consideration of the grant of the License by Unigene hereunder, and subject to the other terms of this Agreement, commencing on the date of the First Commercial Sale of a Licensed Product and continuing on a country-by-country basis in the Territory as set forth below, Tarsa shall pay to Unigene the following royalty amounts:

(a) with respect to all countries where at least one (1) Valid Claim of the Licensed Calcitonin Patent Rights Cover the Licensed Calcitonin Product:

(i) for Net Sales of Licensed Calcitonin Product (other than the ***) equal to or less than *** in the aggregate in any calendar year following the First Commercial Sale date, Tarsa shall pay to Unigene a royalty payment, in immediately available cash, equal to *** of such Net Sales;

(ii) for Net Sales of Licensed Calcitonin Product (other than the ***) that are greater than *** in the aggregate in any calendar year following the First Commercial Sale date, Tarsa shall pay to Unigene a royalty payment, in immediately available cash, equal to *** of such Net Sales;

(iii) for Net Sales of the *** Product equal to or less than *** in the aggregate in any calendar year following the First Commercial Sale date, Tarsa shall pay to Unigene a royalty payment, in immediately available cash, equal to *** of such Net Sales, notwithstanding the provisions set forth in the third paragraph of the definition of “Net Sales” set forth in Section 1.1;

(iv) for Net Sales of the *** Product that are greater than *** in the aggregate in any calendar year following the First Commercial Sale date, Tarsa shall pay to Unigene a royalty payment, in immediately available cash, equal to *** of such Net Sales, notwithstanding the provisions set forth in the third paragraph of the definition of “Net Sales” set forth in Section 1.1; and

For purposes of example, if Net Sales of a Licensed Calcitonin Product (other than a *** Product) in a calendar year are *** the royalties due and payable to Unigene shall be calculated as *** of the first *** plus *** of the next ***.

(b) with respect to all countries where no Valid Claim under the Licensed Calcitonin Patent Rights Covers a particular Licensed Calcitonin Product, Tarsa shall pay to Unigene royalty payments at a rate of *** of the amounts set forth in Section 4.2(a) above. Royalties under this Section 4.2(b) shall be payable in respect of each country where no Valid Claim under the Licensed Calcitonin Patent Rights Cover the applicable Licensed Calcitonin Product until the date that is *** years after the First Commercial Sale of such Licensed Calcitonin Product in such country, provided that if, after First Commercial Sale of the applicable Licensed Calcitonin Product in a country, such Licensed Calcitonin Product is not actively offered for sale in such country for any period of time, then the period of time during which royalties under this Section 4.2(b) are payable shall be extended by the amount of time during which such Licensed Calcitonin Product was not actively offered for sale in such country. For the avoidance of doubt, without limitation of Section 4.2(a), with respect to each Licensed Calcitonin Product where at least one (1) Valid Claim of the Licensed Calcitonin Patent Rights has Covered the Licensed Calcitonin Product in a country for *** years or more after the First Commercial Sale of such Licensed Calcitonin Product in such country, and such Licensed Calcitonin Product was actively offered for sale in such country for at least *** years after such First Commercial Sale, no further payments shall be due under this Section 4.2(b) in such country based on Net Sales of such Licensed Calcitonin Product;

(c) with respect to all countries where at least one (1) Valid Claim of the Licensed *** Patent Rights Covers the manufacture of a Licensed *** Product containing *** manufactured by Tarsa or its Affiliates or Sublicensees under the license granted pursuant to Section 2.1(c) (a “Royalty-Bearing Licensed *** Product”), Tarsa shall pay to Unigene, following First Commercial Sale of such Royalty-Bearing Licensed *** Product, a royalty payment, in immediately available cash, equal to *** of Net Sales of such Royalty-Bearing Licensed *** Product;

(d) with respect to all countries where no Valid Claim under the Licensed *** Patent Rights Covers the manufacture of a particular Royalty-Bearing Licensed *** Product, Tarsa shall pay to Unigene royalty payments at the same rate set forth in Section 4.2(c) above. Royalties under this Section 4.2(d) shall be payable in respect of each country where no Valid Claim under the Licensed *** Patent Rights Covers a particular Royalty-Bearing Licensed *** Product until the date that is *** years after the First Commercial Sale of such Royalty-Bearing Licensed *** Product in such country, provided that if, after First Commercial Sale of the applicable Royalty-Bearing Licensed *** Product in a country, such Royalty-Bearing Licensed *** Product is not actively offered for sale in such country for any period of time, then the period of time during which royalties under this Section 4.2(d) are payable shall be extended by the amount of time during which such Royalty-Bearing Licensed *** Product was not actively offered for sale in such country. For the avoidance of doubt, without limitation of Section 4.2(c), with respect to each Royalty-Bearing Licensed *** Product where at least one (1) Valid Claim of the Licensed *** Patent Rights has Covered the Royalty-Bearing Licensed *** Product in a country for *** years or more after the First Commercial Sale of such Royalty-Bearing Licensed *** Product in such country, and such Royalty-Bearing Licensed *** Product was actively offered for sale in such country for at least *** years after such First Commercial Sale, no further payments shall be due under this Section 4.2(d) in such country based on Net Sales of such Royalty-Bearing Licensed *** Product;

(e) If Tarsa’s outside patent counsel reasonably determines in good faith that, in order to avoid infringement of any patent not licensed hereunder, it is necessary to obtain a license from a Third Party in order to make, use, sell, offer for sale, supply, cause to be supplied or import a Licensed Calcitonin Product in a country in the Territory or to manufacture *** under the license granted to Tarsa by Section 2.1(c), and to pay a royalty or other consideration under such license (including in connection with the settlement of a patent infringement claim), or shall be subject to a final court or other binding order or ruling or settlement agreement requiring any payments, including the payment of a royalty to a Third Party patent holder in respect of sales of any Licensed Product in a country in the Territory, then, without limiting Unigene’s obligations under ARTICLE VII, the amount of Tarsa’s royalty payments under Section 4.2 with respect to Net Sales for such Licensed Products in such country shall be reduced by *** of the amount payable by Tarsa to such Third Party; provided, however, that:

(i) in no event will a deduction, or deductions, under this Section 4.2(e) in the aggregate, reduce any royalty payment made by Tarsa in respect of Net Sales of such Licensed Product pursuant to Section 4.2 by more than *** (the “Royalty Reduction Limit”);

(ii) in the event any royalty payment reductions pursuant to the terms of Section 4.2(b) apply, such Royalty Reduction Limit shall be calculated as *** of such reduced royalty payment amounts.

Section 4.3. Milestone Payments. In addition to the royalties payable under Section 4.2, Tarsa shall pay to Unigene, within *** days after the end of the *** in which each of the following milestones are first achieved:

(a) *** when aggregate Net Sales for Licensed Calcitonin Product first exceed ***; and

(b) *** when aggregate Net Sales for all *** Products first exceed ***.

Tarsa shall notify Unigene of the occurrence of the foregoing milestone events within *** days after the end of the *** in which the applicable milestone has been achieved. The foregoing milestones shall be triggered by the achievement of the specified event by the applicable Licensed Product whether by Tarsa, its Affiliates and/or its Sublicensees. The foregoing milestone payment shall be non-refundable and non-creditable.

Section 4.4. Payment. All payments to be made by Tarsa hereunder shall be made in United States Dollars by wire transfer of immediately available funds to such United States bank account as shall be designated by Unigene within *** days of any applicable due date, and shall be computed in United States dollars at the exchange rate prevailing in each country in the Territory at the close of the last business day of the applicable calendar quarter. The exchange rates used for such conversion shall be those set forth in the Wall Street Journal, New York edition. Late payments shall bear interest at the rate of *** of the outstanding balance per month as prorated, or the maximum amount permitted by law, whichever is less.

Section 4.5. Sales Reports and Royalty Payments. After the First Commercial Sale of a Licensed Product and during the Term, Tarsa shall furnish to Unigene a written report, with respect to such Licensed Product, within *** days after the end of each calendar quarter (or portion thereof, if this Agreement terminates during a calendar quarter), showing the amount of royalty due for the immediately preceding calendar quarter (or portion thereof). Royalty payments for each calendar quarter shall be due within *** days after the end of each calendar quarter (or portion thereof, if this Agreement terminates during a calendar quarter). Each written report shall include a full and accurate accounting of:

(a) the gross sales and quantity of each Licensed Product sold by Tarsa, its Affiliates, and Sublicensees in the preceding calendar quarter;

(b) the calculation of Net Sales from such gross sales, including each deduction; and

(c) the royalties payable in United States Dollars which shall have accrued hereunder in respect of such Net Sales.

If no royalty or payment is due for any royalty period hereunder, Tarsa shall so report to Unigene in writing.

Section 4.6. Tax Withholding; Restrictions on Payment. All payments hereunder shall be made free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent mandated by applicable law). Tarsa shall make any applicable withholding payments due on behalf of Unigene and shall provide Unigene upon request with such written documentation regarding any such payment as is available to Tarsa.

Section 4.7. Sales Record Audit. Tarsa shall keep, and shall cause each of its Affiliates, and Sublicensees, if any, to keep, full and accurate books of accounting in accordance with U.S. generally accepted accounting principals, as may be reasonably necessary for the purpose of calculating the royalties payable to Unigene. Such books of accounting (including those of Tarsa’s Affiliates, and Sublicensees, if any) shall be kept at their principal place of business and, with all necessary supporting data, shall during all reasonable times for the three (3) years next following the end of the calendar year to which each shall pertain, be open for inspection at reasonable times upon written notice by Unigene and at Unigene’s sole cost (except as provided below), no more than once per year, by an independent certified public accountant, agent or Unigene employee selected by Unigene, for the purpose of verifying royalty statements for compliance with this Agreement. Such accountant, agent or employee shall have agreed in writing to maintain all information learned in confidence, except as necessary to disclose to Unigene such compliance or noncompliance by Tarsa. The results of each inspection, if any, shall be binding on both Parties. Unigene shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for the period of such inspection of more than *** of the amount actually paid to Unigene, Tarsa shall pay for the reasonable out-of-pocket Third Party costs of such audit.

ARTICLE V

CONFIDENTIAL INFORMATION

Section 5.1. Confidentiality Obligations. Each of Unigene and Tarsa agree that during the Term and for *** thereafter, it shall keep confidential, and shall cause its employees, consultants, Affiliates, agents, subcontractors, and sublicensees to keep confidential, all Confidential Information of the other Party. Unigene further agrees that neither Unigene nor its Affiliates shall disclose to any Third Party any Confidential Information of Unigene relating to the Licensed Products or the data or results from any clinical study, the subject of which is a Licensed Product, without first obtaining from such Third Party obligations of confidentiality substantially the same as those set forth in this ARTICLE V, with such changes as may commercially reasonable under the circumstances, provided that the foregoing shall not be deemed to require Unigene to amend the terms of any of Unigene’s existing agreements with Third Parties, and Unigene may disclose its Confidential Information to such Third Parties under the terms of such agreements without violating the requirements set forth in this sentence, including under the terms of the VPC Financing Agreement. Neither Unigene nor Tarsa nor any of their employees, consultants, Affiliates, agents, subcontractors, or sublicensees shall use Confidential Information of the other Party for any purpose whatsoever other than to exercise any rights granted to it or reserved by it hereunder or to carry out its responsibilities hereunder. Without limiting the foregoing but subject to Section 5.2, Section 5.3 and Section 5.4 below, each Party may disclose information to the extent such disclosure is reasonably necessary to (a) file and prosecute patent applications and/or maintain patents which are filed or prosecuted in accordance with the provisions of this Agreement, (b) file, prosecute or defend litigation in accordance with the provisions of this Agreement, or (c) comply with applicable laws, regulations or court orders or the requirements of the U.S. Securities and Exchange Commission (“SEC”) or any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded; provided, however, that if a Party is required to make any such disclosure of the other Party’s Confidential Information in connection with any of the foregoing, it shall give reasonable advance notice to the other Party of such disclosure requirement and shall use reasonable efforts to assist such other Party in efforts to secure confidential treatment of such information required to be disclosed. Notwithstanding anything to the contrary herein, Unigene shall have the right to disclose Tarsa Confidential Information to the Lending Parties solely for use by the Lending Parties and solely to the extent necessary to protect their interests under the VPC Financing Agreement, provided that (i) the Lending Parties shall agree in writing with Unigene to maintain the confidentiality of such Tarsa Confidential Information on terms substantially the same as those set forth in this ARTICLE V prior to the delivery of such Tarsa Confidential Information to the Lending Parties, (ii) Tarsa is a third party beneficiary of such written agreement between the Lending Parties and Unigene and (iii) Unigene provides Tarsa with prior written notice of any such disclosure of Tarsa Confidential Information to the Lending Parties.

Section 5.2. Exclusions. The obligations of confidentiality and non-use imposed by this ARTICLE V shall not apply to any information, data or materials that a receiving Party can demonstrate by written records or other tangible evidence, (a) as of the date of disclosure is demonstrably known to the receiving Party or its Affiliates other than by virtue of a prior confidential disclosure to such Party or its Affiliates; (b) as of the date of disclosure is in, or subsequently becomes publicly known, through no fault or omission of the receiving Party or its Affiliates; (c) is obtained from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the disclosing Party; or (d) is independently developed by or for the receiving Party or its Affiliates without reference to or reliance upon any Confidential Information of the disclosing Party.

Section 5.3. Limited Disclosure and Use. Unigene and Tarsa each agree that any disclosure of the other Party’s Confidential Information to any of its employees, consultants, Affiliates, agents, subcontractors, or sublicensees shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities, and shall only be made if such Persons are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. Unigene and Tarsa each further agree not to disclose or transfer the other Party’s Confidential Information to any Third Parties under any circumstance without the prior written approval from the other Party, except as otherwise required by law, and except as otherwise expressly permitted by this Agreement. Each Party shall take such action, and shall cause its employees, consultants, Affiliates, agents, subcontractors, and sublicensees to take such action, to preserve the confidentiality of each other Party’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each Party, upon the termination of this Agreement, shall return all the Confidential Information disclosed or transferred to it by the other Party pursuant to this Agreement, including all copies and extracts of documents and all manifestations of Confidential Information in any form; provided, however, that a Party may retain (a) any Confidential Information of the other Party relating to any license which expressly survives such termination provided such Confidential Information shall remain subject to obligations of confidentiality, and (b) one (1) copy of all other Confidential Information in inactive archives solely for the purpose of maintaining a record of information and materials deemed to be Confidential Information hereunder.

Section 5.4. Publicity. Neither Party may publicly disclose the existence or terms or any other matter of fact regarding this Agreement without the prior written consent of the other Party; provided, however, that either Party may make such a disclosure (a) to the extent required to comply with applicable laws, regulations or court orders or the requirements of the SEC or any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, or (b) to any actual or prospective sublicensees, investors, lenders, other financing sources, acquirors, or companies being acquired by such Party who are obligated in writing to keep such information confidential on terms as protective as terms of this ARTICLE V. The Party desiring to make any such disclosure under clause (a) above shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, which shall be at least three (3) business days, and shall provide the other Party with a written copy thereof. Each Party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement to the SEC and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either Party included in such disclosure.

Section 5.5. Use of Name; Press Release. Neither Party shall employ or use the name of the other Party in any promotional materials or advertising without the prior express written permission of the other Party. After execution of this Agreement by the Parties, each of the Parties shall have the right to issue a press release, provided that the other Party is provided with an opportunity to review the press release at least three (3) days in advance of its proposed release date, and such other Party shall have the right to object to and prohibit the disclosure of any of its Confidential Information included in such press release.

ARTICLE VI

INTELLECTUAL PROPERTY

Section 6.1. Licensed IP. As between the Parties, Unigene shall retain sole ownership of all rights, title and interest in and to the Licensed IP and *** IP.

Section 6.2. Improvements.

(a) Unigene shall exclusively own all Collaboration Improvements and Unigene Sole Improvements. Tarsa shall exclusively own all Tarsa Sole Improvements. Each Party shall own an equal, undivided interest in and to the Joint Improvements, and each Party shall be free to exploit any Joint Improvement throughout the world without restriction, without the consent of the other Party and without any payment of compensation or duty of accounting to the other.

(b) Each Party promptly shall notify the other Party of any Improvements made by it. Each Party hereby assigns to the other Party such of its rights, title and interest in the Improvements and any intellectual property rights therein or related thereto to the extent necessary to give effect to the provisions of this Section 6.2, without the need of any additional consideration or any further action. If a separate express assignment of rights from one Party to the other is required in order to give full force and effect to this Section 6.2, the assigning Party agrees, at the other Party’s expense, to execute any instrument necessary to accomplish the intent of the foregoing. Each Party shall ensure that any Person involved in the development of any Improvement has assigned its rights in such Improvement to such Party so that such Party can make the assignment required under this Section 6.2.

Section 6.3. Inventorship. Inventorship and authorship of inventions and other intellectual property rights conceived, reduced to practice and/or authored in connection with this Agreement shall be determined in accordance with the laws of the United States.

ARTICLE VII

PROVISIONS CONCERNING THE FILING, PROSECUTION

AND MAINTENANCE OF LICENSED PATENT RIGHTS

Section 7.1. Cooperation. The Parties agrees to cooperate with all reasonable requests of the other Party in the filing and prosecution of the Licensed Patent Rights and any Patent Rights relating to the *** IP or Improvements.

Section 7.2. Patent Filing, Prosecution and Maintenance.

(a) Subject to the other terms of this ARTICLE VII, Tarsa, at its expense, shall have the sole right but not the obligation to prepare, file, prosecute and maintain, throughout the world, any Patent Rights relating to the Tarsa Sole Improvements, including seeking any extensions thereto and supplementary protection certificates therefor. Tarsa shall have the first right but not the obligation to file or continue prosecution or maintenance of any application for any such Patent Right relating to any Tarsa Sole Improvement using patent counsel selected by Tarsa and acceptable to Unigene. Before filing an application for any such Patent Right, Tarsa shall give Unigene a reasonable opportunity to review and comment upon the text of the application. Tarsa shall consult with Unigene with respect to any such application, shall not unreasonably refuse to address or incorporate or reflect any of Unigene’s comments with respect to such application to the extent relevant to the rights licensed to Unigene hereunder, and shall supply Unigene with a copy of each such application as filed, together with notice of its filing date and serial number. Tarsa shall also keep Unigene advised of the status of prosecution of all such patent applications included within the Patent Rights relating to Tarsa Sole Improvements and shall address or incorporate Unigene’s reasonable comments with respect thereto if relevant to the rights licensed to Unigene hereunder, and provide Unigene with a reasonable opportunity to comment, if relevant to the rights licensed to Unigene hereunder, on all material correspondence received from and all material submissions to be made to any government patent office or authority with respect to any such patent application or patent. In addition, if Tarsa elects not to file in any country in the world a patent application on Tarsa Sole Improvements, or to cease the prosecution or maintenance of such Patent Rights related to Tarsa Sole Improvements in any country in the world, Tarsa shall provide Unigene with prompt written notice upon the decision to not file or continue the prosecution of such patent application or maintenance of such patent in sufficient time to allow Unigene to file, continue prosecution of such application or maintain such patent in a timely manner. Under no circumstances will this written notice occur less than thirty (30) days prior to such required action for the filing, maintenance or prosecution of such patents. In such event, Tarsa shall permit Unigene, at Unigene’s reasonable discretion, to file or continue prosecution or maintenance of such Patent Rights related to the Tarsa Sole Improvements in the applicable country at Unigene’s own expense, provided, however, that any such action does not violate the terms of any judgment, settlement, compromise or other resolution binding upon Tarsa.

(b) Subject to the other terms of this ARTICLE VII, Unigene, at its expense, shall have the sole right but not the obligation to prepare, file, prosecute and maintain, throughout the world, the Licensed Patent Rights (including the Patent Rights relating to any Collaboration Improvements and Unigene Sole Improvements) and the *** IP (collectively, the “Unigene-Controlled Patent Rights”), including seeking any extensions thereto and supplementary protection certificates therefor. Before filing an application for any such Patent Right, Unigene shall give Tarsa a reasonable opportunity to review and comment upon the text of the application. Unigene shall consult with Tarsa with respect to any such application, shall not unreasonably refuse to address or incorporate or reflect any of Tarsa’s comments with respect to such application to the extent relevant to the rights licensed to Tarsa hereunder, and shall supply Tarsa with a copy of each such application as filed, together with notice of its filing date and serial number. Unigene shall also keep Tarsa advised of the status of prosecution of all such patent applications included within the Unigene-Controlled Patent Rights and shall address or incorporate Tarsa’s reasonable comments with respect thereto if relevant to the rights licensed to Tarsa hereunder, and provide Tarsa with a reasonable opportunity to comment on all material correspondence received from and all material submissions to be made to any government patent office or authority with respect to any such patent application or patent. Subject to *** rights under the *** License Agreement and *** rights under the *** Agreement, if Unigene elects not to file in any country in the Territory a patent application on a Unigene-Controlled Patent Right, or to cease the prosecution or maintenance of such Unigene-Controlled Patent Rights, Unigene shall provide Tarsa with prompt written notice upon the decision to not file or continue the prosecution of such patent application or maintenance of such patent in sufficient time to allow Tarsa to file, continue prosecution of such application or maintain such patent in a timely manner. Under no circumstances will this written notice occur less than thirty (30) days prior to such required action for the filing, maintenance or prosecution of such patents. In such event, and subject to *** rights under the *** License Agreement and *** rights under the *** Agreement, Unigene shall permit Tarsa, at Tarsa’s reasonable discretion, to file or continue prosecution or maintenance of such Unigene-Controlled Patent Rights in the applicable country at Tarsa’s own expense, provided, however, that any such action does not violate the terms of any judgment, settlement, compromise or other resolution binding upon Unigene.

(c) In the case of Joint Improvements, the Parties shall decide whether or not to secure patent protection and which Party shall bear the primary responsibility for preparing, filing and prosecuting the patent applications resulting therefrom. Patent-related expenses for Joint Improvements are to be shared equally by the Parties. If the Parties cannot agree which Party shall bear the primary responsibility for preparing, filing, and prosecuting patent applications resulting from a Joint Improvement, then counsel mutually agreeable to the Parties shall prepare, file and prosecute the patent applications and the Parties shall equally share the expenses related thereto. Each Party shall promptly render all necessary assistance reasonably requested by the other Party in applying for and prosecuting the patent applications. Neither Party shall file any patent application on Joint Improvements which shall lead to the disclosure of the other Party’s Confidential Information, unless the other Party has first agreed in writing to the filing. If a Party responsible for the prosecution or maintenance of a patent or patent application directed to a Joint Improvement elects not to continue prosecution or maintenance of such patent or patent application, the Party will give the other Party notice of such election within a reasonable period prior to allowing such patent or patent application to lapse or become unenforceable, and the other Party will have the right to continue prosecution or maintenance of such patent or patent application. If a Party (the “Relinquishing Party”) declines to pay its share of patent-related expenses for any patent application or patent directed to a Joint Improvement, the other Party may assume payment of the Relinquishing Party’s share of the patent-related expenses, and the Relinquishing Party will assign title to such patent application or patent to Party assuming payment.

Section 7.3. Notice of Infringement. If, during the Term, either Party learns of any actual, alleged or threatened infringement by a Third Party of any Unigene-Controlled Patent Rights or Patent Rights relating to any Improvement, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement.

Section 7.4. Infringement of Unigene-Controlled Patent Rights, Improvements and Unigene Patent Rights.

(a) Where not precluded by agreements with Third Parties entered into prior to the Effective Date, including the *** License Agreement and *** Agreement as set forth in Section 2.3 and Section 2.4, respectively, Tarsa shall have the first right (but not the obligation), at its own cost and expense and with legal counsel of its own choice, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of the (i) Unigene-Controlled Patent Rights (excluding the *** IP) and Patent Rights relating to Joint Improvements, each in the Field in the Territory and to the extent relevant to the Licensed Products and (ii) the Patent Rights relating to the Tarsa Sole Improvements. Unigene shall have the right, at its own cost and expense, to be represented in any such action, to the extent involving the Unigene-Controlled Patent Rights or Patent Rights relating to Joint Improvements, brought by Tarsa by counsel of Unigene’s own choice; provided, however, that under no circumstances shall the foregoing affect the right of Tarsa to control the suit as described in the first sentence of this Section 7.4.

(b) Where Tarsa is precluded by agreements with Third Parties entered into prior to the Effective Date from having the first right to bring suit for infringement of the Unigene-Controlled Patent Rights in the Field in the Territory and to the extent relevant to the Licensed Products, Unigene, at Tarsa’s direction and expense, shall, to the extent permitted by any such agreements, bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of such patents (excluding the *** IP). Any such suit or legal action that Tarsa has required Unigene to file shall be directed and controlled by Tarsa through counsel of its own choice that is reasonably acceptable to Unigene, provided such suit or legal action shall be conducted at Tarsa’s sole expense, including payment of all attorney and expert witness fees. Tarsa shall reimburse Unigene for all of its out-of-pocket Third Party costs and expenses incurred in any suit or action required by Tarsa to be filed under this Section 7.4(b), and if Tarsa requires any Unigene personnel to expend time in connection with any such suit or action, Tarsa shall reimburse Unigene for such personnel at the FTE Rate.

(c) Where Unigene is precluded by the *** License Agreement from granting to Tarsa the first right to bring suit for infringement of the Unigene Patent Rights in the Field within the Territory to the extent relevant to the Licensed Products, Unigene, at Tarsa’s direction and expense, shall bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of such patents to the extent permitted by the *** License Agreement. Any such suit or legal action that Tarsa has required Unigene to file shall be directed and controlled by Tarsa through counsel of its own choice that is reasonably acceptable to Unigene, provided that such suit or legal action shall be conducted at Tarsa’s sole expense, including payment of all attorney and expert witness fees. Tarsa shall reimburse Unigene for all of its out-of-pocket Third Party costs and expenses incurred in any suit or action required by Tarsa to be filed under this Section 7.4(c), and if Tarsa requires any Unigene personnel to expend time in connection with any such suit or action, Tarsa shall reimburse Unigene for such personnel at the FTE Rate.

(d) Notwithstanding Section 7.4(b) and Section 7.4(c), Unigene shall not be required to bring any suit or legal action if doing so reasonably could be expected to result in, as determined by the opinion of Unigene’s outside counsel, an infringement claim against Unigene by the Third Party or its affiliates against which Tarsa wishes to bring such suit or legal action. Each Party shall bear its own costs and expenses in connection with this Section 7.4(d).

(e) If Tarsa does not, on its own initiative, file any suit or other legal action against any such infringement or direct Unigene to do so to the extent permitted by this Agreement within *** days after the earliest of notice under Section 7.3, then Unigene shall have the right to bring suit or take other appropriate legal action against such actual, alleged or threatened infringement with respect to the Unigene-Controlled Patent Rights, in Unigene’s name, upon written notice delivered to Tarsa within *** days of the expiration of such *** day period.

(f) The Parties shall not settle, compromise or otherwise resolve any suit or legal action addressed by this Section 7.4, nor make any admissions, filings, statements or other disclosures in any such suit or legal action, that would restrict, waive or otherwise encumber or impair the rights licensed to the applicable Party hereunder with respect to the Unigene-Controlled Patent Rights or Patent Rights relating to Joint Improvements, or subject the other Party to any liability or obligations in connection therewith, without the prior written consent of that affected Party.

(g) Any damages, monetary awards or other amounts recovered, whether by judgment or settlement, pursuant to any suit or other legal action taken under this Section 7.4, shall be applied as follows:

(i) first, to reimburse the Parties for their respective costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting such enforcement action; and

(ii) any amounts remaining shall be allocated as follows: (A) if Tarsa is the Party bringing or taking, or requiring that Unigene bring or take, such suit or other legal action pursuant to Section 7.4(b) or (c), all such amounts shall be retained by Tarsa, subject to such amounts being treated as Net Sales for which royalties shall be due to Unigene pursuant to Section 4.2 and (B) if Unigene is the Party bringing such suit or taking such other legal action, all such amounts shall be retained by Unigene.

(h) Notwithstanding the foregoing, Tarsa acknowledges and agrees that (i) *** may have the right to join in any suit or other legal action brought by Unigene that is covered by this Section 7.4 and to share in any recoveries obtained in connection therewith in accordance with the terms and conditions of the *** License Agreement, and (ii) *** may have the initial right to bring a suit or other legal action that is covered by this Section 7.4, and as a result Tarsa’s rights under this Section 7.4 may be circumscribed if *** or *** exercise their respective rights with respect to any such suit or other legal action. In addition, Tarsa acknowledges that Unigene does not have the initial right to enforce the *** Patents and that Tarsa’s rights under this Section 7.4 shall be limited to the right to require Unigene to enforce such *** Patents as set forth in Section 7.4(b) if and when Unigene shall obtain such enforcement rights.

(i) If a Party brings any such suit or legal action hereunder, the other Party agrees to be joined as Party plaintiff if necessary to prosecute such suit or legal action, and to give the Party bringing such action or proceeding reasonable assistance and authority to file and prosecute the suit; provided, however, that neither Party shall be required to transfer any right, title or interest in or to any property to the other Party or any Third Party to confer standing on a Party hereunder.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 8.1. Unigene. Unigene represents and warrants and covenants to Tarsa that:

(a) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Unigene corporate action;

(b) This Agreement is a legal and valid obligation binding upon Unigene and enforceable in accordance with its terms, and, except as otherwise set forth herein, the execution, delivery and performance of this Agreement by Unigene does not conflict with any agreement, instrument or understanding to which Unigene is a Party or by which it is bound;

(c) Subject to Section 2.3 and Section 2.4, Unigene Controls the Licensed Patent Rights existing as of the Effective Date. Unigene is entitled to grant the licenses specified herein. The Licensed Patent Rights existing as of the Effective Date constitute all of the Patent Rights Controlled by Unigene as of the Effective Date that are Necessary to develop, manufacture, sell and otherwise commercialize the Calcitonin Product that is a Licensed Calcitonin Product as of the Effective Date. Except for the *** License Agreement, CM Agreement and *** Agreement, and except for the security interests granted by Unigene to (i) Victory Park Management LLC, and other lenders pursuant to the Pledge and Security Agreement, dated September 30, 2008, and related financing documents and (ii) JayNJean Levy Family Limited Partnership, Unigene has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Patent Rights and Licensed Know-How in the Field within the Territory with respect to the Licensed Products, and shall not do so during the Term;

(d) To Unigene’s Knowledge, there is no actual or threatened infringement of the Licensed Patent Rights or Unigene Patent Rights in the Field by any Third Party;

(e) To Unigene’s Knowledge, the Licensed Patent Rights and Unigene Patent Rights existing as of the Effective Date are subsisting and are not invalid or unenforceable, in whole or in part. As of the Effective Date, there are no claims, judgments or settlements against, or amounts with respect thereto owed by, Unigene or any of its Affiliates relating to the Licensed Patent Rights or Unigene Patent Rights. As of the Effective Date, no claim or litigation has been brought against Unigene or to Unigene’s Knowledge against any Third Party, or to Unigene’s Knowledge threatened by any Third Party, and to Unigene’s Knowledge there is no reasonable basis for a claim, alleging that (i) the Licensed Patent Rights or Unigene Patent Rights are invalid or unenforceable or (ii) the Licensed Patent Rights or Unigene Patent Rights or the licensing or exploiting of such Patent Rights violates, infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any Third Party;

(f) As of the Effective Date, there are no claims, judgments or settlements against or owed by Unigene or its Affiliates or, to Unigene’s Knowledge, pending or threatened claims or litigations against Unigene or its Affiliates, relating to the Licensed IP that are reasonably expected to impact activities under this Agreement;

(g) Exhibit C sets forth a true and complete copy of each of the *** License Agreement and CM Agreement that is in full force and effect as of the Effective Date;

(h) To Unigene’s Knowledge, neither ***, Sandoz, *** nor any Assigned Contract Party, on the one hand, nor Unigene, on the other hand, is in default with respect to a material obligation under, and neither such party has claimed nor has reasonable grounds upon which to claim that the other party is in default with respect to a material obligation under, the *** License Agreement, CM Agreement, *** Agreement or any Assigned Contract;

(i) Except as set forth in Schedule 6, the assignment of the Assigned Contracts as contemplated herein will not, with or without the giving of notice or the lapse of time or both, violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration of the maturity of any debt or obligation of Unigene under, require the consent of any Assigned Contract Party, constitute a breach of, create a Liability or loss of a benefit under or result in the creation or imposition of any Lien upon any of the Assigned Contracts;

(j) Unigene has not waived or allowed to lapse any of its rights under the CM Agreement with respect to material breaches thereof of which it had knowledge, and no such rights have lapsed or otherwise expired or been terminated;

(k) As of the Effective Date, Unigene has prepared, maintained and retained all Regulatory Materials required to be maintained or reported pursuant to and in accordance with cGCP and cGLP, to the extent required, and applicable laws, and the Regulatory Materials do not contain any materially false and misleading statements;

(l) As of the Effective Date, Unigene has conducted, and to Unigene’s Knowledge its contractors and consultants have conducted, any and all clinical studies related to the Licensed Products in accordance with cGCP and cGLP, to the extent required, and applicable laws;

(m) To Unigene’s Knowledge, Unigene has obtained from its employees and Third Parties involved, for or on behalf of Unigene, in the development or manufacture of the Licensed Product, rights to information (other than a Right of Reference from ***) that are necessary to develop, test, manufacture, use and sell the Licensed Products and that permit Unigene to grant to Tarsa the licenses and other rights granted to Tarsa hereunder;

(n) Unigene has not been debarred and is not subject to debarment and will not knowingly use in any capacity, in connection with Unigene’s obligations under this Agreement, any Person who has been debarred pursuant to Section 306 of the FD&C Act, or who is the subject of a conviction described in such section;

(o) The Calcitonin API being supplied to Unigene by Sandoz as of the Effective Date is the Calcitonin API used by Unigene in the Calcitonin Product that is a Licensed Calcitonin Product as of the Effective Date;

(p) Schedule 1 sets forth a list of each Assigned Contract. Each Assigned Contract is in full force and effect as of the Effective Date, and true and complete copies of each such agreement have been provided to Tarsa;

(q) The Licensed IP and the Assigned Contracts, together with Tarsa’s rights under this Agreement, include all Patent Rights, Technology and Third Party agreements (other than those listed on Schedule 1, Part II) of Unigene as of the Effective Date that are Necessary for formulating, manufacturing, packaging, labeling and storing of the Calcitonin Product that is a Licensed Calcitonin Product in the Territory as such Licensed Calcitonin Product is formulated, manufactured, packaged, labeled and stored by Unigene in the Field and in the Territory as of the Effective Date; and

(r) Unigene has not ceased the prosecution or maintenance of any domestic or foreign patents or patent applications included in the Licensed Patent Rights.

Section 8.2. Tarsa. Tarsa represents, warrants and covenants to Unigene that:

(a) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Tarsa corporate action;

(b) This Agreement is a legal and valid obligation binding upon Tarsa and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Tarsa does not conflict with any agreement, instrument or understanding to which Tarsa is a Party of or by which it is bound;

(c) With respect to any obligations of Tarsa, including development and commercialization activities of Tarsa hereunder, Tarsa shall comply in all respects with all applicable laws, including by way of example and not limitation, all regulatory requirements in the countries in which Tarsa files for Regulatory Approval for a Licensed Products, including maintaining all appropriate Regulatory Approvals for Licensed Products for any jurisdiction within the Territory in which Tarsa is marketing or distributing the Licensed Products

(d) Neither Tarsa nor any of its principals, executives, employees or investors has been debarred or is subject to debarment, and Tarsa will not knowingly use in any capacity, in connection with Tarsa’s rights or obligations under this Agreement, any Person who has been debarred pursuant to Section 306 of the FD&C Act, or who is the subject of a conviction described in such section; and

(e) Tarsa is not aware of any Third Party patent, patent application or other intellectual property rights that as of the Effective Date would be infringed by making, using or selling the Licensed Products.

Section 8.3. No Warranties. Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED, INCLUDING WARRANTIES ARISING BY COURSE OF DEALING, PERFORMANCE, CUSTOM OR USAGE IN THE TRADE, AND IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Section 8.4. Indemnification.

(a) Tarsa Indemnity. Subject to Section 8.4(a), Tarsa shall indemnify, defend and hold harmless Unigene, its Affiliates and their respective directors, officers, employees, stockholders, agents, licensors, suppliers and manufacturers and their respective successors, heirs and assigns (the “Unigene Indemnitees”) from and against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such Unigene Indemnitees, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments, including product liability matters, to the extent arising, (i) as a consequence of a material breach by Tarsa of its representations, warranties, covenants or agreements hereunder, (ii) the conduct by or on behalf of Tarsa of clinical trials and development and commercialization activities relating to the Licensed Products, (iii) out of the development, sale or use by any Person of any Licensed Products sold by or on behalf of Tarsa or any of its Affiliates or Sublicensees under this Agreement or (iv) from an Assumed Liability (as defined in the Assignment Agreement) under an Assigned Contract from and after the Effective Date, except in each case to the extent caused by the gross negligence, willful misconduct or fraud of Unigene.

(b) Unigene Indemnity. Subject to Section 8.4(a) above, Unigene shall indemnify, defend and hold harmless Tarsa, its Affiliates and their respective directors, officers, employees, and agents, and their respective successors, heirs and assigns (the “Tarsa Indemnitees”), from and against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such Tarsa Indemnitees, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments, arising as a result of a material breach by Unigene of its representations, warranties, covenants or agreements hereunder, except to the extent caused by the gross negligence, willful misconduct or fraud of Tarsa.

(c) Indemnification Procedures. In the event that any Indemnitee is seeking indemnification under this Section 8.4 from a Party (the “Indemnifying Party”), the other Party shall notify the Indemnifying Party of such claim with respect to such Indemnitee as soon as reasonably practicable after the Indemnitee receives notice of the claim, and the Party (on behalf of itself and such Indemnitee) shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim; it being understood and agreed that the right to assume the direction and control of such litigation shall be conditioned upon the ongoing existence of each of the following: (1) the Indemnifying Party expressly agrees in writing to the Indemnified Party without a reservation of rights that, as between the Parties, the Indemnifying Party shall be solely obligated to fully satisfy and discharge the claim notwithstanding any limitation with respect to indemnification included in this Agreement; (2) such claim is solely for monetary damage, and (3) such claim shall not involve a criminal matter or be a claim being brought by a governmental authority. The indemnification obligations under this Section 8.4 shall not apply to any harm suffered as a direct result of any delay in notice to the Indemnifying Party hereunder or to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be withheld or delayed unreasonably. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Section 8.4.

Section 8.5. LIMITATION OF LIABILITY.

(a) NEITHER PARTY SHALL BE LIABLE TO THE OTHER, OR TO ANY THIRD PARTY CLAIMING THROUGH OR UNDER THE OTHER PARTY, FOR ANY LOST PROFITS OR FOR ANY INDIRECT, EXEMPLARY, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND ARISING OUT OF THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT WITH RESPECT TO A BREACH OF EITHER PARTY’S OBLIGATIONS WITH RESPECT TO ARTICLE V, A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 8.4, A PARTY’S INFRINGEMENT OR MISAPPROPRIATION OF THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER PARTY, OR A PARTY’S GROSS NEGLIGENCE OR FRAUD.

(b) THE LIMITATIONS OF LIABILITY CONTAINED IN THIS AGREEMENT ARE A FUNDAMENTAL PART OF THE BASIS OF EACH PARTY’S BARGAIN HEREUNDER, AND NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT ABSENT SUCH LIMITATION OF LIABILITY.

Section 8.6. Insurance. Tarsa agrees that during the Term and for *** thereafter it shall keep and maintain the following insurance with reputable carriers reasonably satisfactory to Unigene: comprehensive public liability, including products liability coverage, with limits of (a) before receipt of Regulatory Approval for any Licensed Product, not less than *** Dollars *** per incident and (b) after receipt of Regulatory Approval for any Licensed Product, not less than *** Dollars *** per incident or any such greater amount determined by the board of directors of Tarsa, naming Unigene as an additional insured from the Effective Date forward with respect to Tarsa’s performance hereof. Tarsa agrees to provide Unigene certificates evidencing such coverage within *** after the Effective Date and at least annually thereafter. Such insurance certificates shall state that such insurance shall not be canceled or materially altered except upon written notice to Unigene.

ARTICLE IX

TERM AND TERMINATION

Section 9.1. Term. The term of this Agreement (“Term”) shall commence on the Effective Date and shall continue on a country-by-country and Licensed Product-by-Licensed Product basis until no royalties are owed with respect to Net Sales of such Licensed Product in such country. Following the termination of this Agreement pursuant to the immediately preceding sentence, except as otherwise provided in this ARTICLE IX, the licenses granted hereunder to Tarsa with respect to such Licensed Product in such country shall become fully-paid and perpetual.

Section 9.2. Termination by Unigene.

(a) Insolvency. Unigene shall have the right to terminate this Agreement, at Unigene’ sole discretion, on written notice to Tarsa upon the filing by Tarsa in any court or agency pursuant to any statute or regulation of the United States or any other jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of Tarsa or its assets, or if Tarsa is served with an involuntary petition against it in any insolvency proceeding, upon the *** day after such service if such involuntary petition has not previously been stayed or dismissed, or upon the making by Tarsa of an assignment of substantially all of its assets for the benefit of its creditors.

(b) Material Breach. Unigene shall have the right to terminate this Agreement, on a Licensed Product-by-Licensed Product basis, at Unigene’s sole discretion, upon delivery of written notice to Tarsa, in the event of any material breach by Tarsa of any terms and conditions of this Agreement applicable to such Licensed Product, if such breach has not been cured within (i) *** days with respect to a material breach of Section 3.1(b) hereof, (ii) *** days with respect to a material breach involving the failure to make a payment when due or (iii) *** days, with respect to any other material breach of this Agreement, after written notice thereof is given by Unigene to Tarsa specifying the nature of the alleged breach, provided that, in the event of a material breach of Section 3.1(b) hereof, if such breach has not been cured within such ***-day period, but Tarsa has presented a reasonable plan to cure such breach that is reasonably satisfactory to Unigene and has commenced and continued to use Commercially Reasonable Efforts to cure such breach in accordance with such plan within such ***-day period, then Unigene shall not have the right to terminate this Agreement with respect to the applicable Licensed Product pursuant to this Section 9.2(b) as a result of such material breach unless Tarsa fails at any time to continue to use Commercially Reasonable Efforts to cure such breach in accordance with such plan, in which case Unigene shall have the right to terminate this Agreement on *** days’ prior written notice, which notice shall be effective at the end of such *** day period unless Tarsa has recommenced such Commercially Reasonable Efforts.

(c) Failure to Commence Dosing.

(i) Termination Right of Unigene. If dosing of the *** in a Phase III clinical trial for a Licensed Calcitonin Product has not commenced within *** days of the Effective Date, and such failure to commence dosing is directly attributable to an act, or omission of an act that would have been commercially reasonable for Tarsa to take, Unigene shall have the right to terminate this Agreement with respect to all Licensed Calcitonin Products if such act or omission is not cured by Tarsa within *** days after Unigene submits to Tarsa written notice of such failure. Notwithstanding the foregoing, Unigene’s right to terminate this Agreement pursuant to this Section 9.2(c)(i) shall not apply in the event Tarsa fails to commence dosing due to any External Factors.

(ii) Certain Notifications. In the event Tarsa believes that dosing of the first patient in a Phase III clinical trial for a Licensed Calcitonin Product will not commence, for any reason, within *** days of the Effective Date, Tarsa shall promptly notify Unigene of such belief; provided, however, that any such notification shall not be deemed to be an admission by Tarsa that Unigene has a right to terminate this Agreement pursuant to Section 9.2(c)(i) above.

(d) Termination of Activities. If Tarsa ceases all of its development and commercialization activities pertaining to a Licensed Calcitonin Product for a period of *** days or longer, then Unigene shall have the right to terminate this Agreement with respect to such Licensed Calcitonin Product if such cessation continues *** days after Unigene submits to Tarsa written notice of such cessation.

Section 9.3. Termination by Tarsa.

(a) Insolvency. Tarsa shall have the right to terminate this Agreement, at Tarsa’s sole discretion, on written notice to Unigene upon the filing by Unigene in any court or agency pursuant to any statute or regulation of the United States or any other jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of Unigene or its assets, or if Unigene is served with an involuntary petition against it in any insolvency proceeding, upon the *** day after such service if such involuntary petition has not previously been stayed or dismissed, or upon the making by Unigene of an assignment of substantially all of its assets for the benefit of its creditors.

(b) Material Breach. Tarsa may terminate this Agreement in the event of any material breach by Unigene of any terms and conditions of this Agreement, provided that such breach has not been cured within *** days after written notice thereof is given by Tarsa to Unigene.

(c) Without Cause. Commencing on the earlier of (a) the *** of the Effective Date and (b) acceptance by the FDA of an application for Regulatory Approval of the Licensed Calcitonin Product, Tarsa may terminate this Agreement at any time with or without cause on a Licensed Product-by-Licensed Product basis on *** days prior written notice.

Section 9.4. Effect of Termination by Unigene for Material Breach of Tarsa, by Tarsa Without Cause or for Insolvency. Upon any termination of this Agreement pursuant to Section 9.2(a), Section 9.2(b), Section 9.3(a) (without limitation of Section 9.8) or Section 9.3(c), the rights and obligations of the Parties hereunder, and all licenses granted to Tarsa hereunder with respect to the terminated Licensed Product, shall immediately cease (except as otherwise provided in this Section 9.4), and:

(a) All amounts due or payable to Unigene prior to the effective date of termination, and all non-cancelable costs and expenses incurred by Unigene in connection with this Agreement, shall remain due and payable.

(b) Should Tarsa have any inventory of the terminated Licensed Product approved and allocated for commercial sale prior to termination, other than upon the occurrence of a material breach by Tarsa pursuant to Section 9.2(b), Tarsa shall have the right to dispose of such inventory after termination of this Agreement with respect to such terminated Licensed Product (subject to the payment to Unigene of any royalties due hereunder thereon), provided however that such terminated Licensed Product shall not be sold at a discount to a purchaser that is greater than the average discount provided to such purchaser for the Licensed Products in the Territory during the *** period preceding such termination and, in addition, such sales shall not result in the applicable wholesaler inventory levels for such terminated Licensed Product exceeding *** of the average levels for the *** period preceding such termination. If Unigene terminates this Agreement pursuant to Section 9.2(b), Tarsa and its Affiliates and Sublicensees shall immediately cease all sales of the terminated Licensed Products.

(c) In the event the termination is with respect to the Licensed Calcitonin Product, Tarsa shall be responsible for payment to Unigene in respect of Calcitonin API that it has ordered or forecast in the amounts specified in Clause 21(e) of the CM Agreement.

(d) Except for a termination by Unigene pursuant to Section 9.2(b) arising as a result of a breach by a Sublicensee of the terms, conditions and limitations set forth herein, upon any termination of this Agreement where Tarsa has designated a non-Affiliate as a Sublicensee as permitted hereunder, Unigene shall offer such Sublicensee the right to enter into a license agreement directly with Unigene on substantially the same terms and conditions under which such rights and licenses were granted to such Sublicensee and pending the execution of this license agreement, Unigene shall automatically grant each Sublicensee a temporary continuation, not to exceed *** days, of the rights under this Agreement originally sublicensed to the Sublicensee by Tarsa, provided that Unigene shall have no obligations under this Section 9.4(d) such Sublicensee (i) is in material compliance with the Sublicense terms; (ii) agrees in writing with Unigene to be bound by the terms, conditions and limitations relating to the Licensed IP and Confidential Information as set forth hereunder; and (iii) such agreement does not include obligations upon Unigene that exceed the obligations of Unigene under this Agreement.

(e) Each Party shall return (or purge its systems and files of, and suitably account for) all tangible Confidential Information supplied to, or otherwise obtained by, it from the other Party in connection with the terminated Licensed Product, except that such Party shall be entitled to retain, through its legal counsel, one (1) copy of such Confidential Information to the extent required under any applicable law, rule or regulation. Each Party shall certify in writing that it has fully complied with its obligations under this Section 9.4(e) within *** days after its receipt of a request by the other Party for such a certification.

(f) Tarsa shall assign and transfer, and shall cause its Sublicensees to assign and transfer, at Tarsa’s expense, to Unigene (i) all regulatory filings, registrations, applications, Regulatory Approvals and information and data relating to the applicable terminated Licensed Products and (ii) any Assigned Contracts applicable to such terminated Licensed Product requested by Unigene.

Section 9.5. Tarsa’s Remedies for Material Breach by Unigene. If Tarsa has the right to terminate this Agreement with respect to a Licensed Product pursuant to Section 9.3(b) due to a material breach of Unigene that is not cured in accordance with Section 9.3(b), Tarsa may elect upon written notice to Unigene, to either: (a) terminate this Agreement in its entirety with respect to such Licensed Product and *** or (b) maintain this Agreement in full force and effect (foregoing, for the avoidance of doubt, the right to terminate this Agreement for such occurrence of such breach) and elect one of the following as its sole and exclusive remedy for such occurrence of such breach: (i) seek any remedies Tarsa may have at law or in equity with respect to such breach or (ii) have the following provisions apply to the Licensed Product that is the subject of the applicable breach by Unigene: (A) all *** in respect of such Licensed Product payable by Tarsa under this Agreement following such election shall be subject to a *** of ***, (B) Tarsa shall have *** in respect of such Licensed Product *** such election and (C) Tarsa shall not be licensed under any Unigene Sole Improvements or Collaboration Improvements in respect of such Licensed Product conceived, discovered, developed or authored solely by or on behalf of Unigene (whether alone or with Third Parties) after the date of such election. For the avoidance of doubt, in the event Tarsa elects the remedy described in clause (A) above, the *** applicable to such Licensed Product thereafter shall not be subject to further *** pursuant to this Section 9.5.

Section 9.6. Remedies. Except as otherwise expressly set forth in this Agreement, the termination provisions of this ARTICLE IX are in addition to any other relief and remedies available to either Party at law or in equity.

Section 9.7. Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Section 2.9 (Non-Solicitation), Section 3.1 (Unigene right of reference, except where this Agreement has been terminated pursuant to Section 9.3(b)), Section 4.5 (Sales Reports and Royalty Payment) (with respect to the last calendar quarter of the Term), Section 4.7 (Sales Record Audit), Section 8.3 (No Warranties), Section 8.4 (Indemnification) and Section 8.5 (Limitation of Liability) and ARTICLE V (Confidential Information), ARTICLE VI (Intellectual Property), ARTICLE IX (Term and Termination) and ARTICLE X (Miscellaneous) (and any definitions referred to therein), as well as any rights or obligations otherwise accrued hereunder (including any accrued payment obligations), shall survive the termination of this Agreement for any reason.

Section 9.8. Bankruptcy Rights. All rights and licenses granted under or pursuant to this Agreement by a Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that a Party, as a licensee of intellectual property under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of a rejection of this Agreement by a Party in any bankruptcy proceeding by or against such Party under the U.S. Bankruptcy Code, (a) the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it upon written request therefor, and (b) such Party shall not interfere with the other Party’s rights to intellectual property and all embodiments of intellectual property, and shall assist and not interfere with the other Party in obtaining intellectual property and all embodiments of intellectual property from another entity. The term “embodiments” of intellectual property includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Licensed Products, regulatory filings and related rights, and Licensed IP and Improvements.

ARTICLE X

MISCELLANEOUS

Section 10.1. Notification. All notices, requests and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) made by facsimile transmission (to be followed with written confirmation by the delivering Party), (c) sent by private courier service providing evidence of receipt, or (d) sent by registered or certified mail, return receipt requested, postage prepaid. The addresses and other contact information for the Parties are as follows:

If to Unigene:	Unigene Laboratories, Inc. 81 Fulton Street, Boonton NJ 07005 USA Attn: Ronald S. Levy Fax: 973-335-0972

With a copy to:	Dechert LLP Suite 500 902 Carnegie Center Princeton, NJ 08540-6531 Attn: James J. Marino Fax: 609-955-3259

If to Tarsa:	Tarsa Therapeutics, Inc. c/o MVM Life Science Partners LLP Old City Hall 45 School Street Boston MA 02108 Attn: President Fax: 617-383-2106

With a copy to:	Ropes & Gray LLP One International Place Boston, MA 02110 Attn: Marc A. Rubenstein Fax: 617-951-7050

All notices, requests and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (ii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by the recipient, (iii) if sent by private courier, on the day such notice is delivered to the recipient, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made.

Section 10.2. Language. This Agreement has been prepared in the English language and the English language shall control its interpretation.

Section 10.3. Governing Law; Jurisdiction. This Agreement shall be deemed to have been made in the State of New York, U.S.A., and its form, execution, validity, construction and effect shall be determined in accordance with, and any dispute arising from the performance or breach hereof shall be governed by and construed in accordance with, the laws of the State of New York, excluding its body of law controlling conflicts of law. Each of the Parties irrevocably submits to the exclusive jurisdiction of the federal and state courts situated in the State of New York for purposes of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby and agrees not to commence any action, suit or proceeding related hereto except in such courts. Neither Party shall challenge or contest the subject matter or personal jurisdiction of any such court or its venue or assert the defense of forum nonconveniens.

Section 10.4. Entire Agreement. This Agreement, together with all of its Schedules, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior representations, understandings and agreements between the Parties with respect to the subject matter hereof. No modification to this Agreement shall be effective unless in writing with specific reference to this Agreement and signed by the Parties.

Section 10.5. Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

Section 10.6. Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

Section 10.7. Assignment. This Agreement shall not be assignable by either Party to any Affiliate or Third Party without the prior written consent of the other Party hereto, except (a) pursuant to the Collateral Assignment, (b) in connection with any Foreclosure Action or Third Party Sale (each, as defined in the ROFO/ROFR Agreement) and (c) to an entity that acquires all or substantially all of the capital stock, business or assets of the Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale or otherwise), provided that in each case the assigning Party provides written notice to the other Party of such assignment and the assignee agrees in writing to be bound by the terms and conditions of this Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 10.7 shall be null and void, ab initio.

Section 10.8. Force Majeure. Except for obligations of payment arising hereunder, neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, terrorism, war, hostilities between nations, governmental law, order or regulation, embargo, action by the government or any agency thereof, act of God, storm, fire, accident, labor dispute or strike, sabotage, explosion or other similar or different contingencies, in each case, beyond the reasonable control of the respective Party. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and shall use its commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than three (3) months, the Parties hereto shall consult with respect to an equitable solution including the possible termination of this Agreement.

Section 10.9. Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. Neither Party shall challenge the validity or enforceability of the terms, conditions, obligations and covenants hereunder.

Section 10.10. Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not materially affected. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

Section 10.11. Status. Nothing in this Agreement is intended or shall be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties.

Section 10.12. Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

Section 10.13. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative.

UNIGENE LABORATORIES, INC.		TARSA THERAPEUTICS, INC.

By:	/s/ Warren P. Levy	By:	/s/ D. M. Brand

Name:	Warren P. Levy	Name:	D. M. Brand

Title:	President & CEO	Title:	President/CEO

Schedule 1

Part I

Assigned Contracts

***

Part II

Retained Agreements

***

Schedule 2

Licensed Patent Rights

Licensed Calcitonin Formulation Patent Rights

***

Licensed Calcitonin Manufacturing Patent Rights and Licensed *** Patent Rights

***

Schedule 3

*** Specifications

***

Schedule 4

Development Timeline

***

v

Schedule 5

Form of Calcitonin IND Assignment

Scott E. Monroe, M.D.

Director, Division of Reproductive and Urology Products

Center for Drug Evaluation and Research

Food and Drug Administration

5901-B Ammendale Road

Beltsville, MD 20705-1266

Re:	IND *** – Recombinant Salmon Calcitonin Tablets
Notice of IND Transfer
Serial No. ***

Dear Dr. Monroe,

Please be advised that Tarsa Therapeutics, Inc. located at Old City Hall, 45 School Street, Boston, MA 02108 hereby acknowledges transfer of ownership of IND *** for *** for recombinant salmon calcitonin tablets from Unigene Laboratories, Inc. to Tarsa Therapeutics, Inc.

As described in the attached letter from Unigene, Tarsa Therapeutics, Inc. has received a complete copy of the IND from Unigene Laboratories, Inc. and accepts responsibility for all agreements, commitments and conditions made by Unigene Laboratories, Inc. in the IND.

The change in ownership is effective [Date], 2009. Accordingly, as of the effective date, please direct all correspondence and communications regarding IND *** to:

Dave Brand

Tarsa Therapeutics, Inc.

c/o MVM Life Science Partners

Old City Hall

45 School Street

Boston, MA 02108

267-386-4848

Should you have any questions or concerns regarding this matter, please do not hesitate to contact me at 973-265-1100 or by email at rlevy@unigene.com.

Sincerely,

Ronald S. Levy, Ph.D.

Executive Vice President

Attachments: Copy of IND transfer letter from Unigene Laboratories, Inc.

Scott E. Monroe, M.D.

Director, Division of Reproductive and Urology Products

Center for Drug Evaluation and Research

Food and Drug Administration

5901-B Ammendale Road

Beltsville, MD 20705-1266

Re:	IND *** – Recombinant Salmon Calcitonin Tablets
Notice of IND Transfer
Serial No. ***

Dear Dr. Monroe:

Reference is made to IND *** for *** for recombinant salmon calcitonin tablets submitted to the Division of Metabolic and Endocrine Products on *** by *** and subsequently transferred to Unigene Laboratories, Inc. on ***.

Please be advised that Unigene Laboratories, Inc., located at 81 Fulton Street, Boonton, NJ 07005 hereby transfers ownership, including all rights and responsibilities for this IND, to Tarsa Therapeutics, Inc., located at Old City Hall, 45 School Street, Boston, MA 02108.

As described in the attached letter, Tarsa Therapeutics, Inc. has received a complete copy of the IND from Unigene Laboratories, Inc. and accepts responsibility for any agreements, commitments and conditions made by Unigene Laboratories, Inc. in the IND.

The change in ownership is effective [Date], 2009. Accordingly, as of the effective date, please direct all correspondence and communications regarding IND *** to:

Dave Brand

Tarsa Therapeutics, Inc.

c/o MVM Life Science Partners

Old City Hall

45 School Street

Boston, MA 02108

267-386-4848

Should you have any questions or concerns regarding this matter, please do not hesitate to contact me at 973-265-1100 or by email at rlevy@unigene.com.

Sincerely,

Ronald S. Levy, Ph.D.

Executive Vice President

Schedule 6

Assigned Contract Consents

***

Schedule 7

List of Unigene’s Knowledge

***

ix